                                  RETAIL LEASE
                                     BETWEEN

                               3600 WILS HIRE,LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY
                                   (LANDLORD)

                                       AND

                         NARA BANK, NATIONAL ASSOCIATION

                                    (TENANT)

                                   SUITE 100A
                             3600 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA, 90010

                                 JANUARY 17,2003

                                TABLE OF CONTENTS

                                  RETAIL LEASE

Article                             Title                                                     Page
-------                             -----                                                     ----
 1          Definitions                                                                         1

 2          Premises                                                                            2

 3          Term                                                                                2

 4          Rental                                                                              2

 5          Security Deposit                                                                    6

 6          Use of Premises                                                                     6

 7          Utilities and Services                                                              7

 8          Maintenance and Repairs                                                             8

 9          Alterations, Additions and Improvements                                             8

10          Indemnification and Insurance                                                       9

11          Damage or Destruction                                                              11

12          Condemnation                                                                       11

13          Relocation                                                                         12

14          Assignment and Subletting                                                          12

15          Default and Remedies                                                               13

16          Attorneys' Fees; Costs of Suits                                                    15

17          Subordination and Attornment                                                       15

18          Quiet Enjoyment                                                                    16

19          Rules and Regulations                                                              16

20          Estoppel Certificates                                                              16

21          Entry by Landlord                                                                  17

22          Landlord's Lease Undertakings-Exculpation from
            Personal Liability; Transfer of Landlord's Interest                                17

23          Holdover Tenancy                                                                   17

24          Notices                                                                            18

25          Brokers                                                                            18

26          Electronic Services                                                                18

27          Parking                                                                            20

28          Miscellaneous                                                                      20

                                    EXHIBITS

Exhibit A    As - Built Plan

Exhibit A-1  Premises Floor Plan

Exhibit A-2  Parking Plan

Exhibit B    Work Letter Agreement

Exhibit C    Agreement Rules and Regulations

Exhibit D    Personal Guaranty

Exhibit E    Suite Acceptance Agreement

Exhibit F    Asbestos Notification

Exhibit G    Parking Agreement

Addendum

                                  RETAIL LEASE

         THIS RETAIL LEASE ("Lease"), dated JANUARY 17,2003, is made and entered into by and between 3600 Wilshire, LLC, a California limited liability company, c/o JPB Partners, Inc., a California corporation, ("Landlord") NARA BANK, NATIONAL ASSOCIATION, ("Tenant") upon the following terms and conditions:

                             ARTICLE I - DEFINITIONS

         Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein;

         1.01 BUILDING. The term "Building" shall mean that certain office building located at 3600 Wilshire Boulevard, Los Angeles, California 90010 commonly known as The Wilshire Financial Tower together with any related land, improvements, parking facilities, common areas, driveways, sidewalks and landscaping.

         1.02 PREMISES. The term "Premises" shall mean SUITE 100A in the 3600 Building, as more particularly outlined on the drawing attached hereto as Exhibit A and incorporated herein by reference. As used herein, "Premises" shall not include any storage area in the Building, which shall be leased or rented pursuant to separate agreement.

         1.03 RENTABLE AREA OF THE PREMISES. The term "Rentable Area of the Premises" shall mean approximately 7,961 rentable square feet, more or less, which Landlord and Tenant have stipulated as the Rentable Area of the Premises, the exact size and location shall be further determined upon final acceptance of a mutually approved space plan by Landlord's architect using Building Owners and Managers Association International ("BOMA") Standards for the measurement of commercial office space (ANSIZ65-1-1996). Tenant acknowledges that (he Rentable Area of the Premises include the usable area, without deduction for columns or projections, multiplied by a load factor to reflect a share of certain areas, which may include common or shared areas such as lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms and other public, common and service areas of the Building.

         1.04 LEASE TERM. The term "Lease Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated as otherwise provided in this Lease. The term of the Lease shall be for TEN (10) YEARS.

         1.05     COMMENCEMENT DATE. Subject to adjustment as provided in
Article 3, the term "Commencement Date" shall mean JULY 1,2003.

         1.06 EXPIRATION DATE. Subject to adjustment as provided in Article 3, the term "Expiration Date" shall mean JUNE 30,2013.

         1.07 BASE RENT. Subject to adjustment as provided in Article 4, the term "Base Rent" shall mean Fifteen Thousand Five Hundred Twenty Three and 95/100ths Dollars ($15,523.95) per month for months One (1) through Twelve (12), Fifteen Thousand Nine Hundred Eighty Nine and 67/100ths Dollars ($15,989.67) per month for months TWELVE (12) through Twenty Four (24), Sixteen Thousand Four Hundred Sixty Nine and 36/100ths Dollars ($16,469.36) per month for months Twenty Five (25) through Thirty Six (36), Sixteen Thousand Nine Hundred Sixty Three and 44/100ths Dollars ($16,963.44) per month for months Thirty Seven (37) through Forty Eight (48), Seventeen Thousand Four Seventy Two Hundred and 34/100ths Dollars ($17,472.34) per month for months Forty Nine (49) through Sixty (60), Seventeen Thousand Nine Hundred Ninety Six and 51/100ths Dollars ($17,996.51) per month for months Sixty One (61) through Seventy Two (72), Eighteen Thousand Five Hundred Thirty Six and 41/100 ths Dollars ($18,536.41) per month for months Seventy Three (73) through Eighty Four (84), Nineteen Thousand Ninety Two and 50/100ths Dollars ($19,092.50) per month for months Eighty Five (85) through Ninety Six (96), Nineteen Thousand Six Hundred Sixty Five and 28/100ths Dollars ($19,665.28) per month for months Ninety Seven (97) through One Hundred Eight (108) and Twenty Thousand Two Hundred Fifty Five and 23/100ths Dollars ($20,255.23) per month for months One Hundred Nine (109) through One Hundred Twenty (120), of the initial Lease term.

         1.08 TENANT'S PERCENTAGE SHARE. Tenant's share shall be 1.9220 % with respect In increases in Property Taxes and Operating Expenses (as such terms are hereinafter defined). Landlord may reasonably redetermine Tenant's Percentage Share from time to time to reflect reconfigurations, additions or modifications to the Building.

         1.09     SECURITY DEPOSIT. The term "Security Deposit" shall mean None.

         1.10 TENANT'S PERMITTED USE. The term "Tenant's Permitted Use" shall mean Banking and office use and no other use or purpose without the written consent of Landlord, which consent shall not be unreasonably withheld. It is agreed by Landlord that no other space in said building may be leased for or used by others for a similar business. Tenant will comply with the rules and regulations now or hereafter adopted by Landlord for the building as a whole; it being agreed that a copy of such rules and regulations will be supplied to Tenant, and that same will be reasonable and will not conflict with the normal operation of Landlord.

                                                     Tenant          Landlord
                                                /s/ [ILLEGIBLE]  /s/ [ILLEGIBLE]

         1.11 BUSINESS HOURS. The term "Business Hours" shall mean the hours of 8:30 A.M. to 6:00 P.M., Monday through Friday (federal and state holidays excepted). Holidays are defined as the following: New Years Day, President's Day, Memorial Day. Independence Day, Labor Day. Thanksgiving Day and Christmas Day, and to the extent of utilities or services provided by union members engaged at the Building, such other holidays observed by such unions.

         1.12 LANDLORD'S ADDRESS FOR NOTICES. The term "Landlord's Address for Notices" shall mean 3600 Wilshire Boulevard, Suite 800, Los Angeles, California 90010, Attn: Property Manager.

         1.13 TENANT'S ADDRESS FOR NOTICES. The term "Tenant's Address for Notices" shall mean 3600 Wilshire Boulevard, Suite 100A, Los Angeles, California 90010.

         1.14 BROKER. The term "Broker" shall mean Jamison Properties Inc., as Landlord's Broker, and Julien J. Studley, Inc., as Tenant's Broker.

         1.15     GUARANTER. The term "Guarantor" shall mean None.

         1.16 Tenant's Parking Stalls: The term "Tenant's Parking Stalls" shall mean FIFTY (50) PARKING SPACES, in Landlord's parking structure at building's prevailing rates generally posted or quoted to the general public for available parking spaces, in common with other tenants on a non exclusive right to park, as provided in Article 27.

                              ARTICLE II - PREMISES

         2.01 LEASE OF PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant in substantial conformance with the Work Letter Agreement attached hereto as Exhibit B.

         2.02 ACCEPTANCE OF PREMISES. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose. Tenant's taking possession of the Premises, Landlord or its designee and Tenant will walk the Premises for the purpose of reviewing the condition of the Premises shall be deemed conclusive evidence that as of the date of taking possession of the Premises are in good order and satisfactory condition. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or Landlord"s Broker, or any agents thereof. Tenant shall execute a Suite Acceptance Letter, in the form of Exhibit E attached hereto, accepting the Premises.

                                ARTICLE III - TERM

         3.01 Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Section 1.05 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and, unless Landlord elects otherwise, the Expiration Date described in Section 1.06 of this Lease shall be extended by an equal number of days.

                               ARTICLE IV - RENTAL

         4.01     DEFINITIONS. AS USED HEREIN,

                  (A)      "Base Year" shall mean calendar year 2003.

                  (B) "Property Taxes" shall mean the aggregate amount of all real estate taxes, assessments (whether they be general or special), sewer rents and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord's gross income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which Landlord shall pay or become obligated to pay in connection with the Building, or any part thereof.
Property Taxes shall also include all fees and costs, including attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reassessment, reduction of, or a limit on the increase in, any Property Taxes, regardless of whether any reduction or limitation is obtained. Property Taxes for any calendar year shall be


                                                     Tenant            Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]

Property Taxes which are due for payment or paid in such year, rather than Property Taxes which are assessed or become a lien during such year. Property Taxes shall include any tax, assessment, levy, imposition or charge imposed upon Landlord and measured by or based in whole or in part upon the Building or the rents or other income from the Building, to the extent that such items would be payable if the Building was the only property of Landlord subject to same and the income received by Landlord from the Building was the only income of Landlord. Property Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the Building.

                  (C) "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Building (excluding Property Taxes) including without limitation:

                           (i)      Premiums for property, earthquake, casualty,
liability, rent interruption or other types of insurance carried by Landlord.

                           (ii)     Salaries, wages and other amounts paid or
payable for personnel including the Building manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Building, including contributions and premiums towards fringe benefits, unemployment, disability and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Building.

                           (iii)    Cleaning expenses, including without
limitation janitorial services, window cleaning, and garbage and refuse removal.

                           (iv)     Landscaping expenses, including without
limitation irrigating, trimming, mowing, fertilizing, seeding, and replacing plants.

                           (v)      Heating, ventilating, air conditioning and
steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services.

                           (vi)     Subject to the provisions of Section 4.01
(C)(xii) below, the cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts.

                           (vii)    Other items of repair or maintenance of
elements of the Building.

                           (viii)   The costs of policing, security and
supervision of the Building.

                           (ix)     Fair market rental and other costs with
respect to the management office for the Building.

                           (x)      The cost of the rental of any machinery or
equipment and the cost of supplies used in the maintenance and operation of the Building.

                           (xi)     Audit fees and the cost of accounting
services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Building.

                           (xii)    Capital expenditures (a) made primarily to
reduce Operating Expenses, or to comply with any laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (i) their useful lives, (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or (iii) three (3) years.

                           (xiii)   Legal fees and expenses.

                           (xiv)    Payments under any easement, operating
agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development.

                           (xv)     A fee for the administration and management
of the Building as reasonably determined by Landlord from time to time.

         Operating Expenses shall not include costs of alteration of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building, salaries and other compensation of executive officers of the managing agent of the Building senior to the Building manager, costs of any special service provided to any one tenant of the Building but not to tenants of the Building generally, and costs of marketing or advertising the Building.

                                                      Tenant         Landlord
                                                /s/ [ILLEGIBLE]  /s/ [ILLEGIBLE]

                  (D) If the Building does not have ninety five percent (95%) occupancy during an entire calendar year, including the Base Year, then the variable cost component of "Property Taxes" and "Operating Expenses" shall he equitably adjusted so that the total amount of Property Taxes and Operating Expenses equals the total amount which would have been paid or incurred by Landlord had the Building been ninety five percent (95%) occupied for the entire calendar year. In no event shall Landlord be entitled to receive from Tenant and any other tenants in the Building an aggregate amount in excess of actual Property Taxes and Operating Expenses as a result of the foregoing provision.

         4.02     BASE RENT.

                  (A) During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.07 above, subject to the following annual adjustments (herein called the "Rent Adjustments"):

                  (B)      Annual Adjustments of Base Rent.

                           (a)      Tax and Operating Expense Adjustment. During
each calendar year, the Base Rent payable by Tenant to Landlord, shall be increased by (collectively, the "Tax and Operating Expense Adjustment"): (i) Tenant's Percentage Share of the dollar increase, if any, in Property Taxes for such year over Property Taxes for the Base Year; and (ii) Tenant's Percentage Share of the dollar increase, if any, in any category of Operating Expenses paid or incurred by Landlord during such year over the respective category of Operating Expenses paid or incurred by Landlord during the Base Year. A decrease in Property Taxes or any category of Operating Expenses below the Base Year amounts shall not decrease the amount of the Base Rent due hereunder or give rise to a credit in favor of Tenant.

                           (b)      CPI Adjustment. During each calendar year,
the Base Rent payable by Tenant to Landlord, shall be adjusted to reflect increases in the Consumer Price Index as follows:

                  (i) Definitions. The following terms shall have the following meanings:

                           (1)      "Index" means the "Consumer Price Index -
All Urban Consumers - Los Angeles/Long Beach/Anaheim Metropolitan Area" compiled by the U.S. Department of Labor, Bureau of Labor Statistics, (1967 = 100). If a substantial change is made in the Index, the revised Index shall be used, subject to such adjustments as Landlord may reasonably deem appropriate in order to make the revised Index comparable to the prior Index. If the Bureau of Labor Statistics ceases to publish the Index, then the successor or most nearly comparable index, as reasonably determined by Landlord, shall be used, subject to such adjustments as landlord may reasonably deem appropriate in order to make the new index comparable to the Index.

                           (2)      "CPI Adjustment Date" means January 1 of the
year in which the anniversary of the Commencement Date falls, and January 1 of every year thereafter.

                           (3)      "CPI Base" means the initial Base Rent
amount set forth in Section 4.02(A).

                  (ii) Computation of Adjustment. Effective as of each CPI Adjustment Date, the Base Rent shall be adjusted to an amount to be determined by multiplying the CPI Base by a fraction, the numerator of which shall be the Index for the calendar month immediately preceding the CPI Adjustment Date and the denominator of which shall be the Index for the calendar month immediately preceding the month in which the Commencement Date occurs. Such fraction shall not exceed, for any CPI Adjustment Date, an amount in excess of one hundred percent, multiplied by the number of CPI Adjustment Dates that have then occurred (including the present one). The Base Rent shall never be reduced as a result of an adjustment pursuant to this paragraph. Landlord shall give Tenant written notice indicating the adjusted Base Rent and the method of computation, and, on or before the first day of the first calendar month following Tenant's receipt of such written notice, Tenant shall pay to Landlord an amount equal to the underpayment of Base Rent by Tenant for the period from the CPI Adjustment Date until such date.

         4.03 TAX AND OPERATING EXPENSE ADJUSTMENT PROCEDURE; ESTIMATES. The Tax and Operating Expense Adjustment specified in Section 4.02(B)(a) shall be determined and paid as follows:

                  (A) During each calendar year subsequent to the Base Year, Landlord shall give Tenant written notice of its estimate of any increased amounts payable under Section 4,02(B)(a) for that calendar year. On or before the first day of each calendar month during the calendar year, Tenant shall pay to Landlord one-twelfth (l/12th) of such estimated amounts; provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

                  (B) Within one hundred twenty (120) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's Property Taxes and Operating Expenses, and the actual Tax and Operating Expense Adjustment to be made pursuant to Section 4.02(B)(a) for such calendar year, as determined by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Tenant, except as provided in Section 4.04 below. If the amount of the actual Tax and Operating

                                                      Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]

Expense Adjustment is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord upon receipt of Landlord's Statement. If the amount of the actual Tax and Operating Expense Adjustment is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant. No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord's right to payment under
Section 4.02(B)(a) above.

                  (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid pursuant to Section 4,02(B)(a) that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.03(B) to be performed after such termination.

         4.04 REVIEW OF LANDLORD'S STATEMENT. Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay Base rent, additional rent described in Section 4.02(B), or any other payments required to be made by it under this Lease and provided further that Tenant strictly complies with the provisions of this Section 4.04, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

                  (A) Tenant shall, within ten (10) business days after any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord's Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant's obligation to make all payments of Base Rent and all payments of Tenant's Tax and Operating Expense Adjustment) pending the completion of and regardless of the results of any review of records under this Section 4.04. The right of Tenant under this
Section 4.04 may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 4.04 for a particular Landlord's Statement shall be deemed waived.

                  (B) Tenant acknowledges that Landlord maintains its records for the Building at Landlord's manager's corporate offices presently located at the address set forth in Section 1.12 and Tenant agrees that any review of records under this Section 4.04 shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants of national standing. Tenant acknowledges and agrees that any records reviewed under this Section 4.04 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

                  (C) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from the Landlord's Statement shall be deemed to be correct. In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax and Operating Expense Adjustment. In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord's actual accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax and Operating Expense Adjustment.

         4.05 PAYMENT. Concurrently with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Lease Term. Thereafter the Base Rent described in Section 1.07, as adjusted in accordance with Section 4.02, shall be payable in advance on the first day of each calendar month. If the Commencement Date is other than the first day of a calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment he deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

         4.06 LATE CHARGE; INTEREST. Tenant acknowledges that the late payment of Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rental to the same extent

                                                     Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]
as Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any such payment on or before five (5) days after the date the payment is due, Tenant shall pay to Landlord, as additional rent, (a) a late charge equal to Ten PERCENT (10%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the lesser of the maximum rate permitted by law if any or TWELVE PERCENT (12%) per annum from the date due to the date paid.

         4.07 ADDITIONAL RENT. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or nut denominated as such, shall constitute Base Rent. Any amounts due Landlord shall sometimes be referred to in this Lease as "Rent".

         4.08 ADDITIONAL TAXES. Notwithstanding anything in Section 4.01(B) to the contrary, Tenant shall reimburse Landlord upon demand for any and all taxes payable by or imposed upon Landlord upon or with respect to: any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts (tax, license fee or excise tax levied by any governmental authority; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including without limitation any applicable possessory interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                          ARTICLE V - SECURITY DEPOSIT

         5.01 Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit described in Section 1.09 above. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant.

                          ARTICLE VI - USE OF PREMISES

         6.01 TENANTS PERMITTED Use. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.10 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

Tenant further specifically acknowledges that neither Landlord nor Landlord's Broker, or any agents thereof, has made any representation or warranty with respect to the suitability of the Premises for their intended Use, with respect to the ability of Tenant to conduct a, Cafe or restaurant business from the Premises at a profit or with respect to the occupancy or expected occupancy level of the Building.

         6.02     COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

                  (A) Tenant shall cause the Premises to comply in all material respects with all laws, ordinances, regulations and directives of any governmental authority having jurisdiction including, without limitation, any certificate of occupancy and any law, ordinance, regulation, covenant, condition or restriction affecting the Building or the Premises which in the future may become applicable to the Premises (collectively "APPLICABLE LAWS").

                  (B) Tenant shall not use the Premises, or permit the Premises to be used, in any manner which: (a) violates any Applicable Law; (b) causes or is reasonably likely to cause damage to the Building or the Premises;
(c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of such policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in
Article XIX.

         6.03 HAZARDOUS MATERIALS. This paragraph is reciprocal from Landlord.

                  (A) No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Building by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal

                                                     Tenant           Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]
quantities of Tenant's Hazardous Materials customarily used in the conduct of general activities (e.g., copier fluids and cleaning supplies) may be Handled at the Premises without Landlord's prior written consent. Tenant's Hazardous Materials shall be Handled at all times in compliance with the manufacturer's instructions therefor and all applicable Environmental Laws, as defined herein.

                  (B) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Regulatory Authority, as defined herein, or necessary for Landlord to make full economic use of the Premises or any portion of the Building, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Building.

                  (C) Tenant agrees to execute affidavits, representations, and the like from time to time at Landlord's request stating Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

                  (D) "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

                  (E) "Hazardous Materials" means: (a) any material or substance: (i) which is defined or becomes defined as a "hazardous substance," "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos; (v) which is radioactive; (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined, or become defined by Environmental Laws; or (c) materials which cause a nuisance upon or waste to the Premises or any portion of the Building.

                  (F) "Handle," "handle," "Handled," "handled," "Handling," or "handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

                  (G) "Regulatory Authority" shall mean any federal, state or local governmental agency, commission, board or political subdivision.

                      ARTICLE VII - UTILITIES AND SERVICES

         7.01 BUILDING SERVICES. As long as Tenant is not in monetary default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

                  (A) Non-attended automatic elevator service (if the Building has such equipment serving the Premises), in common with Landlord and other tenants and occupants and their agents and invitees.

                  (B) Water for restroom purposes for the common Building restrooms only.

                  Any amounts which Tenant is required to pay to Landlord pursuant to this Section 7.01 shall be payable upon demand by Landlord and shall constitute additional rent.

         7.02 INTERRUPTION OF SERVICES. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 7.01 when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant's obligations hereunder shall not be affected by any such action of Landlord. The parties acknowledge

                                                     Tenant           Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]
that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                     ARTICLE VIII - MAINTENANCE AND REPAIRS

         8.01 LANDLORD'S OBLIGATIONS. Except as provided hi Sections 8.02 and 8.03 below, Landlord shall maintain the Building in resonable order and repair throughout the Lease Term; provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for more than fifteen days after written notice of the need for such repairs or maintenance is given to Landlord by Tenant, or such greater period provided Landlord has commenced to cure, and diligently pursues same to completion. Except as provided in Article XI, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant's business or operations arising from die making of, or failure to make, any maintenance or repairs in or to any portion of the Building.

         8.02 TENANT'S OBLIGATIONS. During the Lease Term, Tenant shall, at its sole cost and expense, maintain the Premises in good order and repair (including, without limitation, the carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements, whether installed by Landlord or Tenant). Further, Tenant shall be responsible for, and upon demand by Landlord shall promptly reimburse Landlord for, any damage to any portion of the Building or the Premises caused by (a) Tenant's activities hi the Building or the Premises; (b) the performance or existence of any alterations, additions or improvements made by Tenant in or to the Premises; (c) the installation, use, operation or movement of Tenant's property in or about the Building or the Premises; or (d) any act or omission by Tenant or its officers, partners, employees, agents, contractors or invitees.

         8.03 LANDLORD'S RIGHTS. Landlord and its contractors shall have the right, at all reasonable times and upon twenty-four (24) hours prior oral or telephonic notice to Tenant at the Premises, other than in the case of any emergency in which case no notice shall be required, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs.

              ARTICLE IX - ALTERATIONS. ADDITIONS AND IMPROVEMENTS

         9.01 LANDLORD'S CONSENT; CONDITIONS. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord, which consent, with respect to non-structural alterations, shall not be unreasonably withheld. Landlord may impose as a condition to making any Alterations such requirements as Landlord in its reasonable discretion deems necessary or desirable including without limitation: Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; employment of union contractors and subcontractors who shall not cause labor disharmony; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; Tenant's delivery to Landlord of such bond and insurance as Landlord shall reasonably require; and Tenant's payment to Landlord of reasonable costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations. Tenant is required to provide Landlord written notice of whether the Alterations include the Handling of any Hazardous Materials and whether these materials are of a customary and typical nature for industry practices. Upon completion of the Alterations, Tenant shall provide Landlord with copies of as-built plans. Neither the approval by Landlord of plans and specifications relating to any Alterations nor Landlord's supervision or monitoring of any Alterations shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use or the proper performance of the Alterations.

         9.02 PERFORMANCE OF ALTERATIONS WORK. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction (including without limitation Title 24 of the California Administrative Code) and the requirements of all carriers of insurance on the Premises and the Building, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Building. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand. No asbestos-containing materials shall be used or incorporated in the Alterations. No lead-containing surfacing material, solder, or other construction materials or fixtures where the presence of lead might create a condition of exposure not in compliance with Environmental Laws shall be incorporated in the Alterations.

                                                       Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]

         9.03 LIENS. Tenant shall pay when due all costs for work performed and materials supplied to the Premises for the Alteration. Tenant shall keep Landlord, the Premises and the Building free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by or for Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Building of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less then seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall also secure, prior to commencing any Alterations, at Tenant's sole expense, a completion and lien indemnity bond satisfactory to Landlord for such work. During the progress of such work. Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices, claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.06 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

         9.04 LEASE TERMINATION. Except as provided in this Section 9.04, upon expiration or earlier termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as existed on the date Tenant first occupied the Premises, (whether pursuant to this Lease or an earlier lease), subject to reasonable wear and tear. All Alterations shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. Notwithstanding the foregoing to the contrary, in the event that Landlord gives its consent, pursuant to the provisions of Section 9.01 of this Lease, to allow Tenant to make an Alteration in the Premises, Landlord agrees, upon Tenant's written request, to notify Tenant in writing at the time of the giving of such consent whether Landlord will require Tenant, at Tenant's cost, to remove such Alteration at the end of the Lease Term.

                    ARTICLE X - INDEMNIFICATION AND INSURANCE

         10.01    INDEMNIFICATION.

                  (A) Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Mortgagee, as defined herein, and each of their respective partners, directors, officers, agents and employees, successors and assigns, (except to the extent of the losses described below are caused by the gross negligence of Landlord, its agents and employees), from and against:

                           (i)      any and all loss, cost, damage, liability or
expense as incurred (including but not limited to reasonable attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Building by Tenant or the acts or omission of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the sole active negligence or willful misconduct of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Building.

                           (ii)     any and all environmental damages which
arise from: (i) the Handling of any Tenant's Hazardous Materials, as defined in
Section 6.03 or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact on Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building, or otherwise required under this Lease. To the extent that Landlord is held strictly liable by a court or other governmental agency of competent jurisdiction under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section 10.01 shall survive the expiration or earlier termination of this Lease.

                  (B) Landlord agrees to protect, indemnify, hold harmless and defend Tenant from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, with respect to any claim of damage or injury to persons or property at the Premises, caused by the gross negligence of Landlord or its authorized agents or employees.

                                                     Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]

                  (C) Notwithstanding anything to the contrary contained herein, nothing shall be interpreted or used to in any way affect, limit, reduce or abrogate any insurance coverage provided by any insurers to either Tenant or Landlord.

                  (D) Notwithstanding anything to the contrary contained in this Lease, nothing herein shall be construed to infer or imply that Tenant is a partner, joint venturer, agent, employee, or otherwise acting by or at the direction of Landlord.

         10.02    PROPERTY INSURANCE.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting of pipes, explosion,in an amount not less than one hundred percent (100%) of the replacement cost covering (a) all Alterations made by or for Tenant in the Premises; and (b) Tenant's trade fixtures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

                  (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 10.02(A).

                  (C) Landlord shall, at all times during the Lease Term, procure and maintain "all-risk" property insurance in the amount not less than ninety percent (90%) of the insurable replacement cost covering the Building in which the Premises are located and such other insurance as may be required by a Mortgagee or otherwise desired by Landlord.

         10.03    LIABILITY INSURANCE.

                  (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, commercial general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence and a general aggregate limit of at least Two Million Dollars ($2,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. Such liability insurance shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds.

                  (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person. Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys' fees, arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of Two Million ($2,000,000) per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

                  (C) Landlord shall, at all times during the Lease Term, procure and maintain commercial general liability insurance for the Building in which the Premises are located. Such insurance shall have minimum combined single limit of liability of at least Two Million Dollars ($2,000,000) per occurrence, and a general aggregate limit of at least Two Million Dollars ($2,000,000).

         10.04 WORKERS' COMPENSATION INSURANCE. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of California, and Employer's Liability insurance with a limit not less than One Million Dollars ($2,000,000) Bodily Injury Each Accident; Two Million Dollars ($2,000,000) Bodily Injury By Disease
- Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease - Policy Limit.

         10.05 POLICY REQUIREMENTS. All insurance required to be maintained by Tenant and Landlord shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than B + in Best's Insurance Guide. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this
Article X shall be delivered to Landlord not less than thirty (30) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the

                                                     Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]
insurance required by this Article X pursuant to blanket policies, but only if such blanket policies expressly provide coverage of the Premises and Landlord as required by this Lease.

         10.06 WAIVER OF SUBROGATION. Each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance or required to be covered, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Tenant or Landlord pursuant to this Article X shall contain a clause denying the applicable insurer any right of subrogation against the other party.

         10.07 FAILURE TO INSURE. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article X, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

                       ARTICLE XI - DAMAGE OR DESTRUCTION

         11.01 TOTAL DESTRUCTION. Except as provided in Section 11.03 below, this Lease shall automatically terminate if the Building is totally destroyed.

         11.02 PARTIAL DESTRUCTION OF PREMISES. If the Premises are damaged by any casualty and, in Landlord's opinion, the Premises (exclusive of any Alterations made to the Premises by Tenant) can be restored to its pre-existing condition within two hundred seventy (270) days after the date of the damage or destruction, Landlord shall, upon written notice from Tenant to Landlord of such damage, except as provided in Section 11.03, promptly and with due diligence repair any damage to the Premises (exclusive of any Alterations to the Premises made by Tenant, which shall be promptly repaired by Tenant at its sole expense) and, until such repairs are completed, the Rent shall be abated from the date of damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant in the conduct of its business bears to the total rentable area of the Premises. If such repairs cannot, in Landlord's opinion, be made within said two hundred seventy (270) day period, then Landlord may, at its option, exercisable by written notice given to the other within thirty (30) days after the date of the damage or destruction, elect to make the repairs within a reasonable time after the damage or destruction, in which event this Lease shall remain in full force and effect but the Rent shall be abated as provided in the preceding sentence; if Landlord does not so elect to make the repairs, then either Landlord or Tenant shall have the right, by written notice given to the other within sixty (60) days after the date of the damage or destruction, to terminate this Lease as of the date of the damage or destruction.

         11.03 EXCEPTIONS TO LANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained in this Article XI, Landlord shall have no obligation to repair the Premises if either: (a) the Building in which the Premises are located is so damaged as to require repairs to the Building exceeding twenty percent (20%) of the full insurable value of the Building; or (b) Landlord elects to demolish the Building to which the Premises are located; or (c) the damage or destruction occurs less than one (1)) years prior to the Termination Date, exclusive of option periods; or (d) the damage or destruction is caused by an uninsured event. Further, Tenant's Rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice from Tenant of the casualty, or (ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant, is, in whole or in part, responsible for the damage or destruction.

         11.04 WAIVER. The provisions contained in this Lease shall supersede any contrary laws (whether statutory, common law or otherwise) now or hereafter in effect relating to damage, destruction, self-help or termination, including California Civil Code Sections 1932 and 1933.

                            ARTICLE X - CONDEMNATION

         12.01 TAKING. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), and if Landlord, at its option, is unable or unwilling to provide substitute premises containing at least as much rentable area described in Section 1.02 above, then this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

         12.02 AWARD. In the event of any Condemnation, the entire award for such taking shall belong to Landlord. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise. Tenant shall be entitled to independently pursue a separate award in a separate proceeding for Tenant's relocation costs directly associated with the taking, provided such separate award does not diminish Landlord's award.

         12.03 TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.

                                                     Tenant         Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]

                            ARTICLE XIII - RELOCATION




                     ARTICLE XTV - ASSIGNMENT AND SUBLETTING

         14.01 RESTRICTION. Without the prior written consent of Landlord, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees (any such assignment, encumbrance, subletting, occupation or transfer is hereinafter referred to as a "Transfer"). For purpose of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or transfer of majority of partnership interest, within a twelve month period, or the dissolution of partnership, (b) if Tenant is a closely held corporation (i.e. whose stock is not publicly held and not traded through an exchange or over the counter) or a limited liability company, the dissolution, merger, consolidation, division, liquidation or other reorganization of Tenant, or with in a twelve month period: (i) the sale or other transfer of more than an aggregate of 50% of the voting securities of Tenant (other than to immediate family members by reason of gift or death) or
(ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets, and (c) any change by Tenant in the form of its legal organization under applicable state law (such as, for example, a change from a general partnership to a limited partnership or from a corporation to a limited liability company). An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease. Notwithstanding anything contained in this Article XIV to the contrary, Tenant shall have the right to assign the Lease or sublease the Premises, or any part thereof, to an "Affiliate" without the prior written consent of Landlord, but upon at least twenty (20) days' prior written notice to Landlord, provided that said Affiliate is not in default under any other lease for space in a property that is managed by Landlord or its managing agent. For purposes of this provision, the term "Affiliate" shall mean any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Tenant, including, without limitation, any parent corporation controlling Tenant or any subsidiary that Tenant controls. The term "control," as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity. Notwithstanding anything contained in this Article XIV to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

         14.02 NOTICE TO LANDLORD. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least thirty (30) days but not more than one hundred eighty (180) days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

                  (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require;
(iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

                  (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

         14.03 LANDLORD'S RECAPTURE RIGHTS. At any time within twenty (20) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 14.02 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease in its entirety or as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

         14.04 LANDLORD'S CONSENT; STANDARDS. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and

                                                     Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]
operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building;
(iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building, or is negotiating with Landlord to lease space in the Building; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, impact the Building in a negative manner including but not limited to significantly increasing the pedestrian traffic in and out of the Building or requiring any alterations to the Building to comply with applicable laws; (vii) the subject space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes;
(viii) the transferee is a government (or agency or instrumentality thereof) or
(ix) Tenant has failed to cure a default at the time Tenant requests consent to the proposed Transfer.

         14.05 ADDITIONAL RENT. If Landlord consents to any such assignment or subletting, one-half (1/2) of the amount by which all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rental, exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord promptly after receipt as additional Rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

         14.06 LANDLORD'S COSTS. If Tenant shall Transfer this Lease or all or any part of the Premises or shall request the consent of Landlord to any Transfer, Tenant shall pay to Landlord as additional rent Landlord's costs related therein, including Landlord's reasonable attorneys' fees and a minimum fee In Landlord of Five Hundred Dollars ($500.00).

         14.07 CONTINUING LIABILITY OF TENANT. Notwithstanding any Transfer, including an assignment or sublease to an Affiliate, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any transferee, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

         14.08 NON-WAIVER. The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article XIV, to any further Transfer. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article XIV, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease. If Tenant shall default under this Lease and fail to cure within the time permitted, Landlord is irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

                        ARTICLE XV- DEFAULT AND REMEDIES

         15.01 EVENTS OF DEFAULT BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

                  (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder as and when due.

                  (B) The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for fourteen (14) consecutive days (without the payment of Rent).

                  (C) The making by Tenant of any assignment of this Lease or any sublease of all or part of the Premises, except as expressly permitted under Article XIV of this Lease.

                  (D) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.01(A), 15.01(B) or 15.01 (C) above, if such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that it cannot be cured within the ten (10) day period, no default shall exist if Tenant commences the curing of the default within the ten (10) day period and thereafter diligently prosecutes the same to completion. The ten (10) day notice described herein shall be in lieu of, and not in addition to, any notice required under
Section 1161 of the California Civil Code of Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

                  (E) The making by Tenant or its Guarantor of any general assignment for the benefit of creditors, the filing by or against Tenant or its Guarantor of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant or its Guarantor the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within

                                                     Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]
thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

                  (F) Any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering into this Lease or in connection with any Transfer under Section 14.01.

         15.02 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT. In the event of any default by Tenant as provided in Section 15.01 above, Landlord shall have the right to terminate this Lease and recover possession of die Premises by giving written notice to Tenant of Landlord's election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant:

                  (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could reasonably avoided; plus

                  (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                  (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                  (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by allowing interest on such amounts at the then highest lawful rate of interest, but in no event to exceed one percent (1%) per annum plus the rate established by the Federal Reserve Bank of San Francisco on advances made to member banks under Sections of the Federal Reserve Act ("discount rate") prevailing at the time of the award. As used in paragraph (C) above, "worth at the time of award" shall be computed by discounting such amount by (i) the discount rate of the Federal Reserve Bank of San Francisco prevailing at the time of award plus (ii) one percent (1%).

         15.03 MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable law. If Landlord has not terminated this Lease or Tenant's right to possession of the Premises, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required to mitigate damages as provided herein: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

         15.04 LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT. In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's default and abandonment and recover Rent as it becomes due, if Tenant has the right to Transfer, subject to reasonable limitations). In the event Landlord re-lets the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

                                                     Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]

         15.05 RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law if any or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

         15.06 DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any office space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 15.02.

         15.07 NON-WAIVER. Nothing in this Article shall be deemed to affect Landlord's rights to indemnification for liability or liabilities arising prior to termination of this Lease or Tenant's right to possession of the Premises for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         15.08 CUMULATIVE REMEDIES. The specific remedies to which Landlord may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of the Lease. In addition to the other remedies provided in the Lease, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

         15.09 DEFAULT BY LANDLORD. Landlord's failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, except that, in no event, shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages. In recognition that Landlord must receive timely payments of Rent and operate the Building, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.

                  ARTICLE XVI - ATTORNEYS' FEES: COSTS OF SUIT

         16.01 INSTITUTED ATTORNEYS FEES. If either Landlord or Tenant shall commence any action or other proceeding against the other arising out of, or relating to, this Lease or the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys' fees irrespective to whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent, resolving any actual default by Tenant, securing indemnification as provided in Article X and paragraphs, 16.02, 23.01 and 25.01 herein or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

         16.02 INDEMNIFICATION. Should Landlord be made a party to any litigation litigation by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation.

                   ARTICLE XVII - SUBORDINATION AND ATTORNMENT

         17.01 SUBORDINATION. This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to the interest of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided,

                                                      Tenant         Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]
however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust (any such lessor, mortgagee or beneficiary is hereinafter referred to as a "Mortgagee") shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust). Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.01. Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Section 17.01, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default; (v) not be bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord; (vi) not be bound by any amendment or modification of the Lease or any cancellation or surrender of the same made without Successor Landlord's prior written consent; (vii) not be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such Successor Landlord succeeded to Landlord's interest and
(viii) not be bound by any obligation under the Lease to perform any work or to make any improvements to the demised Premises. Any obligations of any Successor Landlord under its respective lease shall be non-recourse as to any assets of such Successor Landlord other than its interest in the Premises and improvements.

         17.02 ATTORNMENT. If the interests of Landlord under the Lease shall be transferred to any superior Mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, Tenant shall be bound to such Successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease, and Tenant shall attorn to and recognize as Tenant's landlord under this Lease such Successor Landlord, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Successor Landlord's succeeding to the interest of Landlord under the Lease. Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.02. Concurrently, upon written request from Tenant, and provided Tenant is not in default under this Lease, Landlord agrees to use diligent, commercially reasonable efforts to obtain a Non-Disturbance Agreement from the Successor Landlord. Such Non-Disturbance Agreement may be embodied in the Mortgagee's customary form of Subordination and Non-Disturbance Agreement. If, after exerting diligent, commercially reasonable efforts, Landlord is unable to obtain a Non-Disturbance Agreement from any such Mortgagee, Landlord shall have no further obligation to Tenant with respect thereto.

         17.03 MORTGAGEE PROTECTION. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee (hereafter the "Notified Party"); Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

                          ARTICLE XVIII - QUIET ENJOYMENT

         18.01 Provided that Tenant is not in material default beyond any applicable cure period hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term free of claims by or through Landlord, subject to all of the terms and conditions contained in this Lease.

                       ARTICLE XIX - RULES AND REGULATIONS

         19.01 The Rules and Regulations attached hereto as Exhibit C are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or the Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building.

                                                     Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]

                       ARTICLE XX - ESTOPPEL CERTIFICATES

         20.01 Tenant agrees at any time and from time to time upon not less than ten (10) business days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, to any current or prospective Mortgagee or any assignee thereof, to any prospective purchaser of the land, improvements or both comprising the Building, and to any other party designated by Landlord, that this Lease is unmodified and in full force and effect (of if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than thirty (30) days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rental and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rental or other charges due or to become due under this Lease; that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease; or any other matter relating to this Lease or the Premises or, if so, specifying each such default. If there is a Guaranty under this Lease, said Guarantor shall confirm the validity of the Guaranty by joining in the execution of the Estoppel Certificate or other documents so requested by Landlord or Mortgagee. In addition, in the event that such certificate is being given to any Mortgagee, such statement may contain any other provisions customarily required by such Mortgagee including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee, written notice of any Landlord default and a reasonable opportunity for such Mortgagee to cure such default prior to Tenant being able to terminate this Lease Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, Landlord is hereby granted an irrevocable power-of-attorney, coupled with on interest, to execute such statement on Tenant's behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant.

                         ARTICLE XXI - ENTRY BY LANDLORD

         21.01 Landlord may enter the Premises at all reasonable times to: inspect the same: exhibit the same to prospective purchasers, Mortgagees or tenants: determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall by payable by Tenant to Landlord as additional rent.

                                   ARTICLE XXII
 LANDLORD'S LEASE UNDERTAKINGS-EXCULPATION FROM PERSONAL LIABILITY; TRANSFER OF
                               LANDLORD'S INTEREST

         22.01 LANDLORD'S LEASE UNDERTAKINGS. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its officers, directors or shareholders; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

         22.02 TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability with respect to performance of any covenant or obligation on the part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this Section

                                                     Tenant          Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]

22, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to all the provisions of this Section 22, be binding on Landlord, its successors and assigns, only during their respective periods of ownership.

                         ARTICLE XXIII. HOLDOVER TENANCY

         23.01 If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to Two hundred percent (200%) of the Rent Payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration or termination of the Lease Term.

                             ARTICLE XXIV - NOTICES

         24.01 All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served, as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed to Landlord at the address for Landlord set forth in Section 1.12 above and to Tenant at the address for Tenant set forth in Section 1.13 above, or from and after the Commencement Date, to Tenant at the Premises wether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the time the same was posted.

                              ARTICLE XXV - BROKERS

         25.01 The parties recognize as the brokers) who procured this Lease the firm(s) specified in Section 1.14 and agree that Landlord shall be solely responsible for the payment of any brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other person or real estate broker in respect to leasing, subleasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall protect, indemnify, hold harmless and defend Landlord from any liability in respect thereto.

                       ARTICLE XXVI - ELECTRONIC SERVICES

         26.01 TENANT'S LINES. Tenant may, in a manner consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer or other electronic service wires, cables and related devices (collectively the "Lines") at the Building in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, which consent may be conditioned as required by Landlord, (b) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, and (c) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void.

         26.02 DEFINITION OF ELECTRONIC SERVICES. As used herein "Electronic Services Provider" means a business which provides telephone, telegraph, telex, video, other telecommunications or other services which permit Tenant to receive or transmit information by the use of electronics and which require the use of wires, cables, antennas or similar devices in or on the Building. The services of Electronic Services Providers are sometimes referred to herein as "Electronic Services."

         26.03 NO RIGHT TO SPECIFIC SERVICES. Landlord shall have no obligation (i) to install any Electronic Services equipment or facilities, (ii) to make available to Tenant the services of any particular Electronic Services Provider, (iii) to allow any particular Electronic Services Provider access to the Building, (iv) to continue to grant access to an Electronic Services Provider once such provider has been given access to the Building. Landlord may (but shall not have the obligation to): (x) install new Lines at the property,
(y) create additional space for Lines at the property, and (z) adopt reasonable and uniform rules and regulations with respect to Lines.

                                                     Tenant         Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]

         26.04 LIMITATION OF LANDLORD'S RESPONSIBILITY. Tenant acknowledges and agrees that all Electronic Services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's Electronic Services equipment shall be and remain solely in the Tenant's premises and the telephone closet(s) on the floor(s) on which the Tenant's premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's Electronic Services equipment, including Lines; nor for any Lines or other infrastructure to which Tenant's Electronic Services equipment may be connected. Tenant agrees that, to the extent any Electronic Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its own expense to obtain substitute service. Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnection's, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the property. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

         26.05 NECESSARY SERVICE INTERRUPTIONS. Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off Electronic Services facilities in the event of emergency or as necessary in connection with maintenance, repairs or construction at the Building or installation of Electronic Services equipment for other Tenants of the Building or on account of violation by the Electronic Services Provider or owner of the Electronic Services equipment of any obligation to Landlord or in the event that Tenant's use of the Electronic Services infrastructure of the Building materially interferes with the Electronic Services of other tenants of the Building.

         26.06 REMOVAL OF EQUIPMENT, WIRING AND OTHER FACILITIES. Any and all Electronic Services equipment installed in the Tenant's Premises or elsewhere in the Building by or on behalf of Tenant, including Lines, or other facilities for Electronic Services reception or transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Lease term (except that the notice period shall extend to thirty (30) days beyond the date of termination of the Lease if it is terminated by either party due to a default by the other), to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all Electronic Services Lines and related infrastructure, or selected components thereof, whether located in the Tenant's premises or elsewhere in the Building.

         26.07 NEW PROVIDER INSTALLATIONS. In the event that Tenant wishes at any time to utilize the services of an Electronic Services Provider whose equipment is not then servicing the Building, no such Electronic Services Provider shall be permitted to install its Lines or other equipment within the Building without first securing the prior written approval of the Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the Electronic Services Provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no current expense or risk or future expense whatsoever with respect to any aspect of the Electronic Services Provider's provision of its Electronic Services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the Electronic Services Provider, the Electronic Services Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Electronic Services Provider; (iii) the Electronic Services Provider agrees to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the Tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Article IX of this Lease; (iv) Landlord reasonably determines that, considering other potential uses for space in the Building, there is sufficient space in the Building for the placement of all of the provider's equipment, conduit, Lines and other materials; (v) the Electronic Services Provider agrees to abide by Landlord's requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the Electronic Services Provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the Electronic Services Provider's equipment, for the fair market value of a Electronic Services Provider's access to the Building, for the use of common or core space within the Building and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord."

         26.08 LIMIT OF DEFAULT OR BREACH. Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective Electronic Services Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to

                                                      Tenant         Landlord
                                                -s- [ILLEGIBLE]  -s- [ILLEGIBLE]
have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or other Electronic Services Provider shall be deemed a third party beneficiary of this Lease.

         26.9 INSTALLATION AND USE OF WIRELESS TECHNOLOGIES. Tenant shall not utilize any wireless Electronic Services equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Tenant's premises, within the Building or attached to the outside walls or roof of the Building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

         26.10 LIMITATION OF LIABILITY FOR EQUIPMENT INTERFERENCE. In the event that Electronic Services equipment, Lines and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within the Tenant's premises, on the roof, or elsewhere within or on the Building causes interference to equipment used by another party. Tenant shall cease using such equipment, Lines and facilities or satellite and antennae equipment until the source of the interference is identified and eliminated and Tenant shall assume all liability related to such interference. Tenant shall cooperate with Landlord and other parties, to eliminate such interference promptly. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall, at Landlord's sole discretion, remove such equipment.

                             ARTICLE XXVII - PARKING

         27.01 During the term of this Lease, Tenant shall be entitled to rent the number of Tenant's Parking Stalls, if any, described in Section 1.16 of this Lease in the parking facilities located within the Building; provided, however, that if Tenant does not rent all of the Tenant's Parking Stalls allocated to Tenant pursuant to Section 1.16, any change in the number of parking stalls actually rented by Tenant shall require not less than thirty (30) days prior written notice to Landlord. Such parking shall be on a non-assigned basis, and shall be at such rates and upon such other terms and conditions as are published or posted from time to time by Landlord (or, at Landlord's option, the operator or lessee of the parking facilities). Tenant's visitors shall have the right to use the parking facilities, subject to availability and to the rates, rules and regulations governing visitor parking from time to time adopted by Landlord (or, at Landlord's option, the operator or master lessee of the parking facilities).

                         ARTICLE XXVIII - MISCELLANEOUS

         28.1 ENTIRE AGREEMENT. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

         28.2 AMENDMENTS. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord and Tenant shall not have waived or released any of its rights hereunder unless in writing and executed by such party.

         28.3 SUCCESSORS. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

         28.01 FORCE MAJEURE. Landlord and Tenant shall incur no liability to each other with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

         28.5 SURVIVAL OF OBLIGATIONS. Any obligations of Tenant or Landlord accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and each party shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

         28.6 LIGHT AND AIR. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

         28.7 GOVERNING LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

         28.8 SEVERABILITY. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

         28.9 CAPTIONS. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

         28.10 INTERPRETATION. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

         28.11 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant or Landlord are separate and independent covenants of Tenant or Landlord, and not dependent on any other provision of the Lease.

         28.12 NUMBER AND GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

         28.13 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and the performance of all obligations hereunder.

         28.14 JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder. If Tenant comprises more than one person or entity and fewer than all of the persons or entities comprising Tenant abandon the Premises, Landlord, at its sole option, may treat the abandonment by such person or entities as an event of default and exercise with respect to such persons the rights and remedies provided in Article XV without affecting the right or obligations of the persons or entities comprising Tenant which have not abandoned the property.

         28.15 EXHIBITS. Exhibits A (Outline of Premises), B (Work Letter Agreement), C (Rules and Regulations), D (Guaranty), E (Suite Acceptance Letter), and F (Asbestos Notification), G (Parking Agreement) and Addendum I are incorporated into this Lease by reference and made a part hereof.

         28.16 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant, shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer by Tenant to lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) business days following the date of delivery).

         28.17 NO COUNTERCLAIM; CHOICE OF LAWS. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. In addition, Tenant hereby submits to local jurisdiction in the State of California and agrees that any action by Tenant against Landlord shall be instituted in the State of California and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of California.

         28.18 ELECTRICAL SERVICE TO THE PREMISES. Anything set forth in Section
7.01 or elsewhere in this Lease to the contrary notwithstanding, electricity to the Premises shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost (except as otherwise provided herein) and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

         28.19 RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises and, notwithstanding the provisions of Article IX, the design, arrangement, style, color and general appearance of the portion of the Premises visible from the exterior, and contents thereof, including, without limitation, furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and removals thereto, shall, at all times have the appearance of premises having the same type of exposure and used for substantially the same purposes that are generally prevailing in comparable office buildings in the area. Any violation of this provision shall be deemed a material breach of this Lease; (iv) to change the arrangement of

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]
entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (v) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vi) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (vii) to prohibit the placement of video or other electronic games in the Premises;
(viii) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (ix) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (x) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the Building; (xi) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xii) to retain at all times master to the Premises for emergency use only.

         IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first above, written.

LANDLORD:                                        TENANT:

3600 WILSHIRE, LLC, A California                 NARA BANK, National Association
limited liability company
By: JPB Partners, Inc., a California             By: -s-  Bon T. Goo
corporation                                          ---------------------
Its: Manager
                                                 Print Name: BON T. GOO

By: -s- David Y. Lee,                            Its: CFO & EVP
    --------------------------
    David Y. Lee, M.D.                           Date: 2/6/03
Its: President
                                                 By: -s-  Michel Urich
Date: 2/7/03                                         ---------------------

                                                 Print Name: MICHEL URICH

                                                 Its: Directors of Legal Affairs

                                                 Date: 2/6/03

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                    EXHIBIT A
                                AS - BUILT PLAIN

                                 [BUILT PLAIN]

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                   EXHIBIT A-1
                               PREMISES FLOOR PLAN

                             [PREMISES FLOOR PLAN]

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                   EXHIBIT A-2
                                  PARKING PLAN

                                 [PARKING PLAN]

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                    EXHIBIT B
                             WORK LETTER AGREEMENT

                            [LANDLORD PERFORMS WORK]
                                [MINOR WORK ONLY]

         THIS AGREEMENT made as of the 17th day of JANUARY, 2003, between 3600 WILSHIRE LLC, A California limited liability company, By JPB Partners, Inc., a California corporation as ("Landlord") and NARA BANK, NATIONAL ASSOCIATION, ("Tenant").

         Reference is made to the Lease or tenant expansion agreement dated JANUARY 17, 2003, (the "Lease") for premises known 3600 Wilshire Boulevard, Suite 100A (the "Premises"), located in the property known as The Wilshire Financial Tower also known as 3600 Wilshire Boulevard, Los Angeles, CA 90010 (the "Property")

         Landlord agrees to perform the following items of work (the "Work") in the Premises

         1. Tenant agrees to accept the Premises in "as is" condition except for demising walls.

         Landlord shall pay the full cost of the Work, except that Tenant shall reimburse Landlord in the amount of $ none, within 10 days after Landlord completes the Work.

         If Landlord requires further choices by Tenant respecting the above Work (e g, color choices respecting the above items), Tenant shall promptly choose the same from such choices, if any, that Landlord makes available to Tenant as "building standard." If any such further choices are required, the parties agree that Tenant has heretofore been provided an opportunity to view
the available choices and Tenant agrees to make such choices by       n/a
      , 20      If Tenant fails to do so by such date, Landlord may make such choices for Tenant

         Landlord will use reasonable efforts to complete the Work by the Commencement Date under the Lease or within 90 days thereafter, subject to further delays beyond Landlord's reasonable control (as may be further described in the Lease), provided, notwithstanding anything to the contrary contained in the Lease, delays in the Work hereunder shall not postpone the commencement of Rent under any circumstances whether the delay is caused by Tenant or Tenant's contractors, agents or employees, or the delay is otherwise beyond Landlord's reasonable control (as may be further described in the Lease), or for any other reason whatsoever Tenant acknowledges that the Work may occur during normal business hours while Tenant is in occupancy of the Premises and that no interference to Tenant's business operations in, or use of, the Premises shall entitle Tenant to any abatement of rent or any other concession, or give rise to any claim against, or liability of, Landlord

         Notwithstanding anything to the contrary contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, or against any of their respective directors, officers, shareholders, employees, agents, constituent partners, beneficiaries, trustees or representatives

LANDLORD:                                        TENANT:

3600 WILSHIRE, LLC, A California                 NARA BANK, National Association
limited liability company
By: JPB Partners, Inc., a California
corporation
Its: Manager                                     By: -s-  Bon T. Goo
                                                     ---------------------

By: -s- David Y. Lee,                            Print Name: Bon T. Goo
    --------------------------
    David Y. Lee, M.D.                           Its: CFO & EVP
Its: President
                                                 Date: 2/6/03
Date: 2/7/03
                                                 By: -s-  Michel Urich
                                                     ---------------------

                                                 Print Name: MICHEL URICH

                                                 Its: Directors of Legal Affairs

                                                 Date: 2/6/03

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                    EXHIBIT B
                              WORK LETTER AGREEMENT

                             [TENANT PERFORMS WORK]

         This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain Lease dated JANUARY 17, 2003, (the "Lease") between 3600 WILSHIRE, LLC, a California limited liability company, c/o JPB PARTNERS, INC., a California corporation, as ("Landlord") and NARA BANK, NATIONAL ASSOCIATION, as ("Tenant"), relating to demised premises ("Premises") at the building commonly known as Wilshire Financial Tower or 3600 Wilshire Boulevard, Los Angeles, California 90010 (the "Building"), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

         For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1. WORK. Tenant, at its sole cost and expense, shall perform, or cause to be performed, the work (the "Work") in the Premises provided for in the Approved Plans (as defined in Paragraph 2 hereof).

2.       PRE-CONSTRUCTION ACTIVITIES.

         (a) On or before FEBRUARY 14, 2003, Tenant shall submit the following information and items to Landlord for Landlord's review and approval:

                  (i) A detailed critical path construction schedule containing the major components of the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction.

                  (ii) An itemized statement of estimated construction cost, including fees for permits and architectural and engineering fees.

                  (iii) Evidence satisfactory to Landlord in all respects of Tenant's ability to pay the cost of the Work as and when payments become due.

                  (iv) The names and addresses of Tenant's contractors (and said contractor's subcontractors) and material men to be engaged by Tenant for the Work (individually, a "Tenant Contractor," and collectively, "Tenant's Contractors"). Landlord has the right to approve or disapprove all or any one or more of Tenant's Contractors. Landlord may, at its election, designate a list of approved contractors for performance of those portions of work involving electrical, mechanical, plumbing, heating, air conditioning or life safety systems, from which Tenant must select its contractors for such designated portions of work.

                  (v) Certified copies of Insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

                  (vi) Payment and performance bonds for all of Tenant's Contractors naming Landlord (or an agent, designee or representative appointed by Landlord's written notice to Tenant given prior to Tenant's procurement of paid bonds) as dual obligee.

                  (vii) The Plans (as hereinafter defined) for the Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 2(b) below.

                  Tenant will update such information and items by notice to Landlord of any changes.

         (b) As used herein the term "Approved Plans" shall mean the Plans (as hereinafter defined), as and when approved in writing by Landlord. As used herein, the term "Plans" shall mean the full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the
Work). The Plans shall be subject to Landlord's approval and the approval of all local governmental authorities requiring approval of the work and/or the Approved Plan. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within Five (5) days after then delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Landlord's reasonable opinion: the Work as shown in the Plans is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; the Work as shown on the Plans might impair Landlord's ability to furnish services to Tenant or other tenants; the Work would increase the cost of operating the Building; the Work would violate any governmental laws, rules or ordinances (or interpretations thereof); the Work contains or uses hazardous or toxic materials or substances; the Work would adversely affect the appearance of the Building; the Work might adversely affect another tenant's

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]
premises; or the Work is prohibited by any mortgage or trust deed encumbering the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within three (3) business days thereafter, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. The Plans shall also be revised, and the Work shall be changed, all at Tenant's cost and expense, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or (ii) an assurance that work done pursuant to the Approved Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant's objectives and needs.

         (c) No Work shall be undertaken or commenced by Tenant in the Premises until (i) Tenant has delivered, and Landlord has approved, all items set forth in Paragraph 2(a) above, (ii) all necessary building permits have been applied for and obtained by tenant, and (iii) proper provision has been made by Tenant for payment in full of the cost of the Work, which is satisfactory to Landlord and which, if applicable, shall be in the form of the construction escrow referred to in Paragraph 9 hereof or an irrevocable and unconditional letter of credit issued by a bank acceptable to Landlord, which letter of credit shall be satisfactory in all respects by Landlord.

3. DELAYS. In the event Tenant fails to deliver or deliver in sufficient and accurate detail of the information required under Paragraph 2 above on or before the respective dates specified in said Paragraph 2, or in the event Tenant, for any reason, fails to complete the Work on or before the Commencement Date, Tenant shall be responsible for Rent and all other obligations set forth in the Lease from the Commencement Date regardless of the degree of completion of the Work on such date, and no such delay in completion of the Work shall relieve Tenant of any of its obligations under the Lease.

4. CHARGES AND FEES. Tenant shall pay Landlord a supervisory fee in an amount equal to Zero percent (0%) of the direct cost of the materials and labor for the Work (and all change orders with respect thereto) to defray Landlord's administrative and overhead expenses incurred to review the Plans and coordinate with Tenant's on-site project manager the staging and progress of the Work.

5. CHANGE ORDERS. All changes to the Approved Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Work. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the Rent and other obligations therein set forth. All increases in the cost of the Work resulting from such change orders shall be borne by Tenant.

6. STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT'S PERFORMANCE. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 6, except as the same may be modified in the Approved Plans approved by or on behalf of Landlord and Tenant.

         (a) Tenant's Approved Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters.

         (b) Tenant shall, at its own cost and expense, obtain all required building permits and occupancy permits. Tenant's failure to obtain such permits shall not cause a delay in the commencement of the Lease Term or the obligation to pay Rent or any other obligations set forth in the Lease.

         (c) Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

         (d) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work which pertains to patching of the Work and other work in the Building.

         (e) Tenant shall use only new, first-class materials in the Work, except where explicitly shown in the Approved Plans, All Work shall be done in a good and workmanlike manner. Tenant shall obtain contractors' warranties of at least one (1) year duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

         (f) Tenant and Tenant's Contractors shall make all efforts and take all steps appropriate to assure that all construction activities undertaken comport with the reasonable expectations of all tenants and other occupants of a fully-occupied (or substantially fully occupied) first-class office building and do not unreasonably interfere with

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]
the operation of the Building or with other tenants and occupants of the Building. In any event, Tenant shall comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. If and as required by Landlord, the Premises shall be sealed off from the balance of the office space on the floor(s) containing the Premises so as to minimize the disbursement of dirt, debris and noise.

         (g) Landlord shall have the right to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing work to cease work and remove its equipment and employees from the Building. No such action by Landlord shall delay the commencement of the Lease or the obligation to pay Rent or any other obligations therein set forth.

         (h) Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Work and shall be paid for by Tenant at Landlord's standard rates then in effect. Tenant shall apply and pay for all utility meters required. Tenant shall pay for all support services provided by Landlord's contractors at Tenant's request or at Landlord's discretion resulting from breaches or defaults by Tenant under this Work Letter Agreement. All use of freight elevators is subject to scheduling by Landlord and the rules and regulations of the Building. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

         (i) Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Work is being constructed and installed and following completion of the Work.

         (j) Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall use its best efforts to complete the same on or before Twenty One (21) days after the date Landlord tenders possession of the Premises to Tenant for the construction of the Work. Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord's title insurance company with such further documentation as may be necessary under Paragraphs 8 and 9 below.

         (k) Tenant shall have no authority to deviate from the Approved Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing. Tenant shall furnish to Landlord "as-built" drawings of the Work within thirty (30) days after completion of the Work.

         (l) Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

         (m) Tenant shall impose on and enforce all applicable terms of this Work Letter Agreement against Tenant's architect and Tenant's Contractors.

7.       INSURANCE AND INDEMNIFICATION.

         (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability:

                  (i) Worker's Compensation and Employer's Liability Insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability under the aforementioned acts.

                  (ii) Comprehensive General Liability Insurance (including Contractors' Protective Liability) in an amount not less than $1,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them.

                  (iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]
insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them.

                  (iv) "All-risk" builder's risk insurance upon the entire Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief. If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said "all-risk" builder's risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said "all-risk" builder's risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insured, as their interests may appear.

All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, employees and agents, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

         (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant's Contractors into the Building and the Premises, including, without limitation, mechanic's liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant's Contractors, bodily injury to persons (including, to the maximum extent provided by law, claims arising under the California Structural Work Act) or damage to the property of Tenant, its employees, agents, invitees, licenses or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

8.      EXCESS AMOUNTS.

         (a) Upon completion of the Work, Tenant shall furnish Landlord with full and final waivers of liens and contractors' affidavits and statements, in such form as may be required by Landlord, Landlord's title insurance company and Landlord's construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

         (b) Upon completion of the Work and Tenant's satisfaction of all requirements set forth in this Work Letter Agreement. Prior to commencing the Work, Tenant shall submit to Landlord a written statement of the total Cost of the Work as then known by Tenant. Tenant shall submit to Landlord at the end of each thirty (30) days copies of invoices that indicate the work has been completed to Tenant's satisfaction and mechanic lien releases. Tenant shall have sole responsibility for the payment of such excess cost. Upon demand from Landlord, Tenant must show evidence of signed contracts and paid invoices.

9. CONSTRUCTION ESCROW. Prior to commencement of any construction or performance of any Work or payment to or by Tenant or to any of Tenant's Contractors, Tenant shall, at Landlord's option, establish a construction escrow or other payment procedure acceptable to Landlord and each holder of a mortgage on the Building at a title insurance company designated by Landlord providing for payment to Tenant's Contractors and payment of all other costs associated with the Work as the Work progresses, upon the title insurance company's satisfactory review of lien waivers and sworn statements from Tenant's Contractors and other applicable parties and upon the title insurance company's willingness to issue title insurance over mechanic's liens relating to Tenant's contracts and the Work to the date of each draw; in the alternative, Landlord may elect to have payments to Tenant's Contractors for the Work made through Landlord's construction lender's escrow. Tenant shall pay for the Work when required under its contracts for the Work and shall not permit the Premises or the Building to become subject to any lien or claim of lien on account of labor, material or services furnished to or for the benefit of Tenant. Tenant shall, from time to time, deposit funds into the construction escrow or Landlord's construction lender's escrow, as the case may be, in amounts sufficient to pay the costs of the Work. Tenant may not withdraw funds except to pay

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

Tenant's Contractors unless Landlord has consented to such withdrawal. The construction escrow agreement shall contain the foregoing restriction on withdrawal of funds by Tenant and shall also provide that if Tenant fails to pay for the Work when due or if any mechanic's lien is filed in connection with the Work, Landlord may use and withdraw the funds in the escrow to pay for the Work or remove the lien without Tenant's consent. Tenant shall provide such contractor's affidavits, tenant (owner) statements, partial and final waivers of lien, architect's certificates and any additional documentation (including, without limitation, Tenant or contractor personal undertakings) which may be requested by Landlord, such title insurance company or any holder of a mortgage on the Building in connection with said escrow or consistent with any other title insurance requirements concerning the Work.

10.      Miscellaneous.

         (a) If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

         (b)      Time is of the essence of this Work Letter Agreement.

         (c) Any person signing this Work Letter Agreement on behalf of Landlord and Tenant warrants and represents he has authority to sign and deliver this Work Letter Agreement and bind the party on behalf of which he has signed.

         (d) If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option, may complete the Work pursuant to the Approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

         (e) Notices under this Work Letter shall be given in the same manner as under the Lease.

         (f) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord's interest in the Building.

         (g)      The headings set forth herein are for convenience only.

         (h) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.

         (i) All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.

11.      ON-SITE PROJECT MANAGER.

         As a condition of Tenant's right to commence and perform the Work, Tenant shall engage the services of an on-site project manager approved in advance by and reasonably acceptable to Landlord, who will be charged with the task of performing daily supervision of the Work. Such on-site manager shall be familiar with all rules and regulations and procedures of the Building and all personnel of the Building engaged directly or indirectly in the management, operation and construction of the Building. Such on-site project manager shall be accountable and responsible to Tenant and to Landlord and, where necessary, shall serve as a liaison between Landlord and Tenant with respect to the Work. The entire cost and expense of the on-site project manager shall be borne and paid for by Tenant (subject to Tenant's right to use all or any part of Landlord's Contribution to reimburse Tenant for the same.)

12.      EXCULPATION OF LANDLORD.

         Notwithstanding anything to the contrary contained in this Work Letter Agreement, it is expressly understood and agreed by and between the parties hereto that:

         (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter Agreement (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under this Lease Documents are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and

         (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]
breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Jamison Properties, Inc., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Work Letter as of the date first above written.

LANDLORD:                                        TENANT:

3600 WILSHIRE, LLC, A California                 NARA BANK, National Association
limited liability company
By: JPB Partners, Inc., a California
corporation
Its: Manager                                     By: /s/ BON T. GOO
                                                     ---------------------

By: /s/ David Y. Lee                             Print Name: BON T. GOO
    --------------------------
    David Y. Lee, M.D.                           Its: CFO & EVP
Its: President
                                                 Date: 2/6/03
Date: 2/7/03
                                                 By: /s/ [ILLEGIBLE]
                                                     ---------------------

                                                 Print Name: [ILLEGIBLE]

                                                 Its: Directors of Legal Affairs

                                                 Date: 2/6/03

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                    EXHIBIT C
                              RULES AND REGULATIONS

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of Landlord and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

         2. No awnings or other projections shall be attached to the outside walls or surfaces of the Building nor shall the interior or exterior of any windows be coated without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and of a quality, type, design and bulb color approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

         3. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

         4. The toilets and wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         5. No tenant or its officers, agents, employees or invitees shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

         6. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises and no cooking shall be done or permitted by any tenant on the Premises except that microwave cooking in a UL-approved microwave oven and the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. Tenant shall not cause or permit any unusual or objectionable odors to escape from the Premises.

         7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

         8. No tenant or its officers, agents, employees or invitees shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

         9. No tenant or its officers, agents, employees or invitees shall throw anything out of doors, balconies or down the passageways.

         10. Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Building and/or Premises.

         11. No tenant or its officers, agents, employees or invitees shall at any time use, bring or keep upon the Premises any flammable, combustible, explosive, foul or noxious fluid, chemical or substance, or do or permit anything to be done in the leased Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

         12. Each tenant must, upon the termination of this tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

         13. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine form time to time. The moving of

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]
safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his or her supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the building floors. Landlord will not be responsible for loss of or damage to any safes, freight, bulky articles or other property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant.

         14       No tenant shall purchase or otherwise obtain for use in the
Premises water, ice, towel, vending machine, janitorial, maintenance or other like services, or accept barbering or bootblacking services, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

         15. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising. No tenant shall use any graphic image of the Building or any part of the Building for advertising or public relations without Landlord's written permission.

         16. Landlord reserves the right to exclude from the Building between the hours of 10:00 p.m. and 6:00 a.m. and at all hours of Saturdays, Sundays and legal holidays all persons who do not present a pass signed by Landlord. Landlord shall furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same, by closing of the gates and doors or otherwise, for the safety of the tenants and others and the protection of the Building and the property therein.

         17. Any outside contractor employed by any tenant, shall, while in the Building, be subject to the Rules and Regulations of the Building. Tenant shall be responsible for all acts of such persons and Landlord shall not be responsible for any loss or damage to property in the Premises, however occurring.

         18. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress, and left locked when not in use.

         19. The requirements of tenants will be attended to only upon application to the Office of the Building.

         20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         21. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in setting approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

         22. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

         23. There shall not be used in any space, or in the public halls of the Building either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

         24. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. All such work shall be effected pursuant to permits issued by all applicable governmental authorities having jurisdiction.

         25. No vendor with the intent of selling such goods shall be allowed to transport or carry beverages, food, food containers, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

         26. Tenants shall cooperate with Landlord in the conservation of energy used in or about the Building, including without limitation, cooperating with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes or other window coverings when the sun's rays fall directly on windows of the Premises, and closing windows and doors to prevent heat loss. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, lighting, ventilating and air conditioning system and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves, and shall in general use heat, gas, electricity, air conditioning equipment and heating equipment in a manner compatible with sound energy conservation practices and standards.

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

         27. All parking ramps and areas, pedestrian walkways, plazas, and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

         28. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

         29. Tenant and its employees, agents, subtenants, contractors and invitees shall comply with all applicable "no-smoking" ordinances and, irrespective of such ordinances, shall not smoke or permit smoking of cigarettes, cigars or pipes outside of Tenant's Premises (including plaza areas) in any portions of the Building except areas specifically designated as smoking areas by Landlord. If required by applicable ordinance, Tenant shall provide smoking areas within Tenant's Premises.

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                    EXHIBIT D

                            GUARANTY BY A CORPORATION

                              INTENTIONALLY OMITTED

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                    EXHIBIT E

                           SUITE ACCEPTANCE AGREEMENT

BUILDING NAME/ADDRESS: 3600 WILSHIRE BOULEVARD

TENANT NAME: NARA BANK, NATIONAL ASSOCIATION

TENANT CODE:_______________________________ SUITE NUMBER: 100A

MANAGEMENT'S TENANT CONTACT:_________________________________PHONE: 213-385-1374

Gentlemen:

As a representative of the above referenced tenant, I/we have physically inspected the suite noted above and its improvements with______________________, a representative of________________________. I/we accept the suite improvements as to compliance with all the requirements indicated in our lease, also including the following verified information below:

Lease Commencement Date:          July 1, 2003           Occupancy Date:

Lease Rent Start Date*:           July 1, 2003           Actual Rent Start*:

Lease Expiration Date:            June 30, 2013          Actual Expiration Date:

Date Keys Delivered:

Items requiring attention:______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

* If these dates are not the same, attach documentation.

NOTE: This inspection is to be made prior to tenant move-in.

Very truly yours,

_________________________________

By:   ___________________________

Its:  ___________________________

Date: ___________________________

Distribution

Tenant
Tenant Lease File
Leasing Manager:               ______________________
Document Control:              ______________________
Regional Construction Manager: ______________________
Regional Engineering Manager:  ______________________

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                    EXHIBIT F

                              ASBESTOS NOTIFICATION

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                    EXHIBIT F
                             ASBESTOS NOTIFICATION

                            NOTICE PURSUANT TO AB3713
                 CALIFORNIA HEALTH & SAFETY CODE 25915 ET SEQ.

         RE: 3600 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA (BUILDING)

California legislation requires landlords and tenants of commercial buildings constructed prior to 1979 to notify each other and their respective employees working within such building of any knowledge they may have regarding any asbestos containing construction material in the building. This notice is to provide you with the information required under this legislation.

Certain tests to determine the existence of asbestos containing construction materials have been conducted. The results of these tests, which arc summarized below, indicate that there are asbestos containing construction materials in the Buildings. Some of these materials in some locations have been abated (removed) by the prior owner of the Buildings.

The specific locations within the Building where asbestos containing construction materials have been identified by the reports as being present in any quantities are as follows:

1. The fire proofing on the steel deck and structural beams between floors and above the ceiling line.

1. The thermal insulation on pipes and equipment on the roof and basement level equipment rooms.

2. The thermal insulation on pipes in the tenth (10th) floor equipment room.

3. The thermal insulation on pipes located inside the wet columns throughout the Building.

4.       The adhesive mastic holding the corridor ceiling tiles substrate.

5.       Some of the vinyl floor tiles located throughout the Buildings.

The general procedures and handling restrictions necessary to minimize any disturbance to, release of and exposure to the asbestos are:

1. No work is to be performed above the suspended ceiling line of any floor without prior authorization from the Office of the Building.

2. Access to any and all equipment rooms (including electrical and telephone rooms) is strictly prohibited, except to personnel authorized by the Office of the Building.

3. No work is to be performed on vinyl floor tiles without prior authorization from the Office of the Building.

We have no special knowledge concerning the potential health risks or impacts that may result from exposure to asbestos in the Buildings, but we understand that potential health risks may exist if asbestos fibers are released from asbestos containing construction materials. Those of your that may require additional information of potential health risks are encouraged to contact appropriate government agencies, including Federal and State OSHA, State Health & Welfare Agency, State Department of Health Services and the County Health Departments.

If there are any questions regarding this notice, please contact the Property Manager at 3600 Wilshire Boulevard, Suite 800, Los Angeles, CA 90010.

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                    EXHIBIT G
                                PARKING AGREEMENT

So long as the lease dated JANUARY 17, 2003, 3600 WILSHIRE, LLC, A California limited liability company, c/o JPB Partners, Inc., a California corporation, ("Landlord") and NARA BANK, NATIONAL ASSOCIATION, as ("Tenant") covering space at 3600 Wilshire Blvd., SUITE 100A, Los Angeles, CA 90010 property commonly known as Wilshire Financial Tower as (the "Property") remains in effect, and so long as the Rules and Regulations adopted by Landlord are not violated, Tenant or persons designated by Tenant, shall have the right to use on a month to month basis FIFTY (50) parking spaces for Tenant's employee use in the Parking Facilities associated with or forming a part of the Property. THREE (3) of above allotted parking spaces shall be on a reserved basis. Additionally, Landlord will provide TEN (10) reserved upper level parking spaces near the south entrance of the building project for Tenant's visitors. Said parking spaces shall be offered to Tenant at the building's prevailing parking rates subject to applicable city, state, and federal taxes and assessments, if any, which amount may be changed from time to time at Landlord's reasonable discretion. Tenant may validate visitor parking at Landlord's prevailing rate. However, should Tenant or Tenant's designee materially violate the Parking Rules and Regulations, the right to the parking spaces granted in this Parking Agreement shall be subject to cancellation by Landlord, in whole or in part, at any time upon not less than thirty (30) days prior written notice, except where the Parking Rules and Regulations provide for a shorter notice.

A condition of any parking shall be compliance by the driver with Parking Rules and Regulations, including any sticker or other identification system established by the parking operator. The following Parking Rules and Regulations are currently in effect. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory Rules and Regulations for the Parking Facilities as it deems necessary for the operation of the Parking Facilities. The parking operator may refuse to admit any person who violates the Parking Rules and Regulations ("Rules") to park in the Parking Facilities, and any violation of the Rules shall subject the driver's car to removal from the Parking Facilities. In either of said events the parking operator shall refund a prorata portion of the current parking rate and the sticker or any other form of identification shall be returned or caused to be returned by Tenant to the parking operator.

Landlord expressly disclaims any responsibility for any theft of or vandalism or damage to any personal property, including without limitation, any motor vehicle, in, on, or about the Parking Facilities irrespective of cause, circumstance, or parties involved. As a material inducement to Landlord to allow Tenant the parking rights set forth herein, Tenant agrees to assume full responsibility for the foregoing to the extent such relates to Tenant and/or Tenant's employees, principals, agents, affiliates, and/or invitees, and Tenant agrees to indemnify, defend and hold harmless Landlord for all costs, liability and damages relating to or arising from the foregoing.

The occurrence of the following shall constitute a material default and breach of the Lease to which this Parking Agreement is attached as Exhibit "F" and shall entitle Landlord to exercise such remedies as are therein provided, in addition to any other right or remedy which Landlord may have at law or in equity by reason of such default or breach:

The failure of Tenant to make any payment required to be made by Tenant under this Parking Agreement, where such failure continues until the earlier of (I) five (5) days after the date on which such payment was due, or (II) three days after written notice thereof has been given by Landlord to Tenant; or

The failure of Tenant to observe and perform any other provision of this Parking Agreement to be observed or performed by Tenant, where such failure continues for five (5) days after written notice thereof by Landlord to Tenant; provided, however, that any such notice referred to in part; (b) hereof shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure.

PARKING RULES AND REGULATIONS

Parking Facilities hours shall be as posted by management.

Cars must be parked entirely within the stall lines painted on the floor.

All directional signs and arrows must be observed.

The speed limit shall be 5 miles per hour.

Parking is prohibited in areas:
not striped for parking
aisles
where "no parking" signs are posted
ramps
in reserved spaces, except for the person for whom such space is reserved.

Parking stickers or any other device or form of identification supplied by the parking operator shall remain the property of the parking operator. Such parking identification device must be displayed in the front area of the interior of the vehicle, or as requested, so that it may be readily observed by the parking operator's attendants at all times while the vehicle is in the Parking Facilities, and it may not be mutilated in any manner, and the serial number

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]
of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

The monthly rent for parking space is payable one (1) month in advance and must be paid prior to the fifth day of each calendar month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate plus a reinstatement fee of $25.00 will be due. No deductions or allowances from the monthly rate will be made for time the customer does not use Parking Facilities.

Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations and these Parking Rules and Regulations may be from time to time modified or amended.

Every driver is required to park his/her own car. If there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car. The driver parking behind the first car must leave his key in the ignition and the door of his car unlocked. Failure to do so shall subject the driver of the second car to a $25.00 fine. Refusal of the driver to leave his key to the second car when parking tandem shall be cause for termination of the right to park in the Parking Facilities. The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the Parking Facilities. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that he/she will hold Landlord harmless for any such damages or theft.

Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately, and a lost or stolen report must be filed by the customer at that time.

Any parking identification stickers or devices reported lost or stolen, found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution

Lost or stolen stickers or devices found by the purchaser must be reported to the parking operator immediately.

Spaces rented are for the express purpose of parking automobiles and for no other purpose. Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited.

The parking operator reserves the right to refuse the sale of monthly stickers to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Parking Rules and Regulations and all unposted City, State or Federal ordinances, laws or agreements.

By signing this Parking Agreement, Tenant agrees to inform all persons to whom tenant assigns parking space of the context of these Parking Rules and Regulations.

LANDLORD:                                        TENANT:

3600 WILSHIRE, LLC, A California                 NARA BANK, National Association
limited liability company
By: JPB Partners, Inc., a California
corporation
Its: Manager                                     By: -s- BON T. GOO
                                                     ---------------------

By: -s- David Y. Lee, M.D.                       Print Name: BON T. GOO
    --------------------------
     David Y. Lee, M.D.                          Its: CFO & EVP
Its: President
                                                 Date: 2/6/03
Date: 2/7/03
                                                 By: -s-  MICHEL URICH
                                                     ---------------------

                                                 Print Name: MICHEL URICH

                                                 Its: Directors of Legal Affairs

                                                 Date: 2/6/03

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                   ADDENDUM I

         This Addendum I to Lease is made and entered into as of the JANUARY 17,2003 ("the Effective Date") by and between 3600 WILSHIRE, LLC A California limited liability company, its Manager By: c/o JPB Partners, Inc., a California corporation, ("Landlord") and NARA BANK, NATIONAL ASSOCIATION, as ("Tenant"). In the event of a conflict between the Lease and this Addendum 1 to Lease, this Addendum shall prevail.

1. TENANT'S DUTIES TO MAINTAIN THE PREMISES: During the Lease Term, Tenant agrees to maintain and keep clean at all times the interior and store front of the Premises (including repair of plate glass and cleaning and maintenance of the Plaza deck area where Tenant's enter and exit) at Tenant's sole cost and expense and with a degree of workmanship reasonably acceptable to Landlord. Such maintenance and cleaning of the store front glass shall be done by Tenant periodically and Tenant shall maintain the metal trim around and between the windows, doors and thresholds of the Premises at least once a month or as needed during the Lease Term. Notwithstanding anything to the contrary herein, Tenant agrees to repair or replace any damaged plate glass within Seven (7) business days of occurrence. Tenant shall be responsible for painting the entire interior of the premises every Five (5) years during the Lease term. Tenant agrees that it shall use a contractor or contractors acceptable to Landlord and approved in writing by Landlord for such maintenance and cleaning.

2. PRIOR OCCUPANCY: Tenant shall be permitted to enter the Premises during the Four (4) months period, from March 1, 2003 through June 30, 2003, prior to the Commencement Date, for the purpose of constructing its Premises, installing furniture, fixtures, equipment or other special leasehold improvements. Landlord shall deliver the Premises to Tenant no later than February 28,2003 ready for Tenant's construction.

3. JANITORIAL AND PEST CONTROL: During the Lease Term, Tenant shall keep and maintain the Premises in a clean and sanitary condition at all times as well as providing adequate pest control on a monthly basis, or more often, if necessary, at its sole cost and expense.

4. UTILITIES AND SERVICES: Tenant shall be responsible for and shall pay promptly all charges of water, gas, electricity, sewer, heat, light, power, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly or indirectly to the Premises during the term, and any option periods exercised by Tenant. Separate meters will measure Tenant's electrical and gas usage at the Premises. Tenant shall be responsible at its own cost for the maintenance and repair of said separate meters. Tenant shall at its own cost install or have installed on its behalf a separate meters which shall measure Tenant's electrical and gas consumption at the Premises and Tenant shall arrange with the local natural gas utility and electrical utility company for Tenant to be billed directly for its gas and electrical consumption at the Premises. Tenant shall be responsible for the maintenance and repair of said separate meters. Tenant shall be responsible fir maintaining the Premises in a clean and sanitary condition at all times, including but not limited to a drain maintenance program by a certified licensed plumber as well as maintaining a pest control system on a monthly basis, or more often, if required. The cost of such is to be paid for by Tenant.

5. TRASH DUMPSTER REMOVAL: Throughout the term of this Lease and any extension hereof, at Tenant's sole cost and expense, Tenant shall contract with an outside trash removal company to remove any and all trash generated by Tenant. This vendor must have it on file, with the Landlord a certificate of Insurance naming the Landlord and the Management Company as additional insured. The Tenant further agrees that it will dispose of all garbage and refuse at times and locations that Landlord specifies so as not to inconvenience or annoy the tenants or visitors in the building of which the Premises form a part. Tenant covenants and agrees that all garbage waiting collection shall be kept in an adequately contained space within the Premises until such time as it is actually disposed of. All trash must be kept in sealed, lockable containers so as not to emit any odors or leakage and must be removed from the Premises once a day. Tenant further covenants and agrees that it will wash and clean empty refuse can in an area designated by Landlord.

6. EXCLUSIVITY FOR GENERAL BANKING BUSINESS. Landlord hereby agrees that Tenant and its operations shall be the exclusive banking entity on-site at the Premises and/or project.

7. SIGNAGE: Tenant shall not affix, paint, erect or inscribe any sign, protection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the prior written consent of Landlord. Tenant shall be permitted to install signage at Tenant's cost and subject to Landlord's consent, above its Premises along Wilshire Boulevard and any adjacent street to its Premises. Signage rights shall be at no cost to Tenant, with exception to cost of installation. Design shall be subject to Landlord and City of Los Angeles approval Landlord shall have the right to remove any signs or other matter installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional Rent hereunder, payable within Ten (10) days of written demand by Landlord. Tenant may utilize, letter style and graphics on all interior and exterior (canopy) signage. Exterior signage shall be illuminated signage. Landlord shall not unreasonably withhold its consent to Tenant's signs, which conform, to Landlord's sign criteria and local sign ordinances. Said signage shall be at Tenant's sole cost and expense and Tenant shall maintain signage in good order and repair at all times at Tenant's sole cost and expense.

8. TELEPONE AND COMMUNICATIONS: All private telephone and communications systems must be installed in Tenant suite area. Special equipment shall not be maintained in telephone terminal rooms.

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

9. RISER CABLE: Landlord will maintain the telephone cable it has installed inside the Property. Landlord, however, shall not be responsible for interruption of service transmission, installation, and/or quality of intra-building network of cable.

10. PLUMBING REPAIRS: Landlord shall not be responsible for repair and maintenance of any plumbing in the Premises such as sinks or kitchen facilities in the suite. Tenant shall be responsible for cleaning, drain work that may be necessary, repair of garbage disposal, and any other related costs to the extent such costs are not covered by manufacturer or contractor warranties. Tenant shall reimburse any costs incurred by Landlord for these items to Landlord.

11. PLATE GLASS INSURANCE: During the entire term of the Lease, Tenant shall maintain, at its own expense, an insurance policy covering all plate glass and other glass in the premises which shall name Landlord as an additional insured, and Tenant will deliver to Landlord such policy of insurance or certificates therefore not less than Fifteen (15) days before the commencement of the term of the Lease or before Tenant shall enter the Premises, whichever is earlier, and will renew such policy and deliver such renewal policy to Landlord not less than Fifteen (15) days before the expiration of the policy so renewed. Should Tenant fail to deliver such insurance within the time aforesaid, Landlord shall notify Tenant of Landlord's intention to procure such insurance. If Tenant has not delivered evidence of such insurance within Ten (10) days following receipt of such notice, Landlord may procure such insurance and pay the premiums thereof, in which case, Tenant shall reimburse Landlord for the cost thereof as additional rent on the first day of the calendar month following the receipt of Landlord's evidence of payment thereof. Landlord shall have the same rights and remedies in endorsing the payment of any such additional rent as in the case of Tenant's failure to pay the rental herein reserved. Such plate glass insurance shall be in an amount sufficient to replace all plate glass of like quality in the Premises including the installation thereof.

12. HVAC: Tenant acknowledges that the Premises has a separate air conditioning system for after hours usage, which supplies the Premises exclusively, and is under the care, custody and control of Tenant. Landlord shall, prior to the Lease Commencement Date, service the HVAC units to make sure they are in good working condition. Thereafter, Tenant shall be responsible for all maintenance and repair costs or replacement relative to such systems throughout the term of the Lease. Tenant shall keep and maintain the system in good working order and repair throughout the term of the Lease, and Tenant shall use contractors acceptable to Landlord for said maintenance, repair and/or replacement.

13. RENEWAL OPTIONS: Provided that no event of default has ever occurred under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this lease and provided that Tenant has continuously occupied the Premises for the permitted use during the Lease Term, Tenant shall have the right and option (the "Renewal option") to renew this Lease by written notice delivered to Landlord no later than Nine (9) months prior to the expiration of the initial Lease Term, for Two (2) additional terms (the renewal term) of Sixty (60) months under the same terms, conditions and covenants contained in this Lease, except that: a) no abatements or other concessions if any applicable to the initial Lease Term shall apply to the Renewal Term: b) the Base Rental shall be equal to the Fair Market rate including all applicable concessions for comparable space located in the Building as of the end of the initial Lease Term or extended term: c) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Terms and the all leasehold improvements within the Premises shall be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise any Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall within Thirty (30) days thereafter notify Tenant in writing of the Proposed Rental for the Renewal Term (the "Proposed Renewal Rental" ). Tenant shall within Thirty (30) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the Renewal Term. Failure of Tenant to respond in writing during the aforementioned Thirty
(30) day period shall be deemed an acceptance by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord's Proposed Renewal Rental during such Thirty (30) day period, then Landlord and Tenant shall negotiate during the Thirty (30) day period commencing upon Tenant's rejection of Landlord's Proposed Renewal Rental to determine the rental for the Renewal Term.

14. PRELIMINARY SPACE PLAN: Landlord to provide sixteen cents ($0.16) per usable square foot. Said allowance is to pay for Tenant's space planner to design a preliminary drawing of said space.

15. MOVE-IN: The demised premises shall be thoroughly cleaned, at Landlord's sole cost and expense, prior to the delivery of the Premises to Tenant for construction.

16. ABANDONMENT: Tenant shall not be in default for vacating the premises so long as Tenant pays its rent per the Lease agreement and is not in default on other provisions of this Lease.

         Upon exercise of Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial Lease Term shall terminate all renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]
connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

         Except as amended herein, all other provisions of the Lease Agreement remain in full force and effect. This Addendum I shall control in the event of any inconsistency with the original lease. If Tenant shall be a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.

LANDLORD:                                        TENANT:

3600 WILSHIRE, LLC, A California                 NARA BANK, National Association
limited liability company
By: JPB Partners, Inc., a California
corporation
Its: Manager                                     By: -s- BON T. GOO
                                                     ---------------------

By: -s- David Y. Lee, M.D.                       Print Name: BON T. GOO
    --------------------------
    David Y. Lee, M.D.                           Its: CFO & EVP
Its: President
                                                 Date: 2/6/03
Date: 2/7/03
                                                 By: -s- MICHEL URICH
                                                     ---------------------

                                                 Print Name: MICHEL URICH

                                                 Its: Director of Legal Affairs

                                                 Date: 2/6/03

                                                   Tenant           Landlord
                                              -s- [ILLEGIBLE]    -s- [ILLEGIBLE]

                                ADDENDUM TO LEASE

                  This ADDENDUM TO LEASE (this "Addendum") is an addendum to and part of that certain Lease dated January 17, 2003 (the "Lease") by and between by and between 3600 Wilshire, LLC, a California limited liability company. ("Landlord") and Nara Bank, National Association ("Tenant").

         1. Unless otherwise defined herein, all capitalized terms in this Addendum shall have the meanings ascribed to them in the Lease. All references herein to sections are to sections in the Lease.

         2. The fourth line of Section 1.03 is amended to insert the words "and Tenant's" after the word "Landlord's."

         3. The first line of Section 1.10 is amended to delete "Banking and Office" and to insert in its place and stead "banking, financial services, insurance, general office or retail."

         4. Section 1.10 is amended to add the following sentence at the end of such section: "In the event of a conflict between the provisions of any such rule or regulation and the provisions of this Lease (and all exhibits and addenda attached hereto), the provisions of this Lease shall prevail and control."

         5. The third line of Section 1.11 is amended to insert the following after "Thanksgiving Day": ", Martin Luther King, Jr.'s Birthday
(observed), Columbus Day, Veterans Day...."

         6. Section 1.13 is amended to insert the following before the period at the end of such section: "Attention: Branch Manager, with a copy to 3701 Wilshire Blvd., Second Floor, Los Angeles, CA 90019, Attention: Chief Financial Officer."

         7.       A new Section 1.17 is inserted into the Lease, as follows:

                           1.17 BASE SHELL CONDITION. The term "Base Shell Condition" shall mean the Premises, as modified by Landlord upon the completion of the base building work to be performed by Landlord as described in the Landlord's Work in Exhibit A attached to the Addendum to Lease pursuasnt to which this section is inserted into the Lease.

         8. The first line of Section 2.01 is amended to insert the following after "Lender hereby leases": "in Base Shell Condition, and inclusive of all standard landlord representations and warranties, and with structural integrity of the Building and the Premises".

         9. Section 2.01 is amended to add the following at the end of such section:

                  Tenant shall accept Landlord's tender of possession of the Premises provided there are no material violations of applicable laws (including, without limitation, hazardous substances laws) other than as disclosed in the Asbestos Notification attached hereto as Exhibit F and, Landlord shall, at its sole cost and expense, shall cure any undisclosed violations prior to delivering the Premises to Tenant for the purpose of Tenant's performance of its portion of the tenant improvement work.

         10.      A new Section 2.03 is inserted into the Lease, as follows:

                  2.03 THIRD PARTY AGREEMENTS. Landlord represents and warrants to Tenant that the leasing of the Premises and the execution of the Lease by Landlord and Tenant does not cause a default under any lease, mortgage or deed of trust affecting the Premises, or under any other agreement or document to which Landlord is a party that affects the Building or the Premises

         11. Section 3.01 is amended and restated in its entirety as follows:

                           3.01 Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section
                  1.04 of this Lease, commencing on the Commencement Date described in Section 1.05 of this Lease and ending on the Expiration Date described in Section 1.06 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises to Tenant in Base Shell Condition on or before February 28, 2003, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Commencement Date shall be extended by the same number of days as the number of days between February 28, 2003 and the date that Landlord does tender possession to Tenant of the Premises in Base Shell Condition and, unless Landlord elects otherwise, the Expiration Date described in Section 1.06 of this Lease shall be extended by an equal number of days. NOTWITHSTANDING THE FOREGOING, IF THE PREMISES ARE NOT DELIVERED IN BASE SHELL CONDITION TO TENANT ON OR BEFORE APRIL 30,2003, TENANT MAY, WITHIN THE FOLLOWING FIFTEEN (15) BUSINESS DAYS, AT ITS SOLE OPTION, TERMINATE THIS LEASE AND HAVE NO LIABILITY TO LANDLORD HEREUNDER OR THEREFOR.

         12. Landlord and Tenant agree that the Lease is a modified gross lease and that, accordingly, (a) Section 4.01(C) is hereby amended to delete in their entirety the following subsections: (ix) - (xv) and (b) subsection (iii) is amended and restated in its entirety as; follows: "(iii) Cleaning expenses, including without limitation janitorial services and window cleaning.".

         13. Section 4.02(B)(b), including its subsections (i) and (ii), is deleted in its entirety. Landlord and Tenant agree that there shall be no adjustment to rent based upon a consumer price index.

         14. The first line of Section 4.03(B) is amended to delete "one hundred twenty (120)" and to insert in its place and stead "ninety (90)".

         15. The fourth line of the introductory paragraph of Section 4.04(A) is amended to delete "once" and to insert in its place and stead "twice".

         16.      The first line of Section 4.04(A) is amended to delete "ten
(10)" and to insert in its place and stead "thirty (30)".

         17. The eighth line of Section 4.04(A) is amended to delete "once" and to insert in its place and stead "twice".

         18. The fourth line of Section 4.04(B) is amended to delete "of national standing".

         19. The sixth line of Section 4.04(B) is amended to insert the following after "accountants": "legal counsel and real estate representatives
....."

         20. The eighth line of Section 4.04(C) is amended to insert the following after "Adjustment" and before the period that ends the sentence: "; provided, however, that if the review occurs during the final year of the term (or any renewal term) of this Lease, Landlord shall provide the refund within sixty (60) days following the expiration of the term of this Lease".

         21. Section 4.05 is amended to add the following sentence at the end of such section: Notwithstanding any of the provisions of this section or this Lease to the contrary, if a condition exists as a result of Landlord's gross negligence or willful misconduct that injures, inconveniences or interferes with Tenant's ability to conduct its business or that constitutes a default hereunder and such condition persists for more than five (5) consecutive business days or such other period as may be permitted by applicable law, Tenantshall have the right to damages for such default and such other remedies as may be permitted by this Lease and applicable law.

         22. The seventh and eighth lines of Section 4.06 are amended to delete "twelve percent (12%)" and insert in its place and stead "ten percent (10%)".

         23.      A new Section 4.09 is added to the Lease, as follows:

                  Section 4.09 EFFECT OF PROPOSITION 13 REASSESSMENT. Notwithstanding anything to the contrary herein, or any actions taken by Landlord relating the to the Premises, if any portion of the Premises is reassessed due to a "change in ownership," "new construction," or other reassessment within the meaning of Section XIIIA of the California Constitution (a "Reassessment"), Tenant shall bear taxes attributable to such Reassessment only to the extent such reassessment is due to a modification of the Premises by Tenant. Nothing in this section shall exempt Tenant from bearing its share of the annual increases provided by applicable laws attributable to the Premises which would be assessed regardless of the occurrence of such a Reassessment.

         24.      Section 5.01 is deleted in its entirety.

         25. Section 6.02(A) is hereby amended to delete "Tenant shall" and insert in their place and stead: "Landlord and Tenant shall each have respective responsibilities (allocated to each based upon the portion of the improvements for which each is responsible to construct)".

         26.      THE LAST PARAGRAPH OF SECTION 7.01 IS DELETED IN ITS ENTIRETY.

         27. The seventh line of Section 7.02 is amended to insert the following after "Tenant" and before the period mat ends the sentence: "; provided, however, if a condition exists as a result of

Landlord's gross negligence or willful misconduct that injures, inconveniences or interferes with Tenant's ability to conduct its business or that constitutes a default hereunder and such condition persists for more than five (5) consecutive business days or such other period as may be permitted by applicable law, Tenantshall have the right to damages for such default and such other remedies as may be permitted by this Lease and applicable law.

         28.      Section 8.01 is amended and restated, as follows:

                  8.01 LANDLORD'S OBLIGATIONS. Except as provided in Sections 8.02 and 8.03 below, Landlord shall maintain the Building in reasonable order and repair throughout the Lease Term; provided, however, that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for more than five (5) business days after written notice of the need for such repairs or maintenance is given to Landlord by Tenant, or such greater period provided Landlord has commenced to cure, and diligently pursues same to completion; provided, however, that Tenant shall have the right to damages for such default and such other remedies as may be permitted by this Lease and applicable law.

         29. The second line of Section 8.03 is amended to delete "twenty-four (24)" and insert in its place and stead "forty-eight (48)".

         30. Section 8.03 is amended to add the following at the end of such section:

                  Notwithstanding any other provisions hereof to the contrary, except in the case of emergency, Landlord shall enter the Premises only during normal business hours following the giving of forty-eight (48) hours notice (which shall be in writing, unless notice is given to Tenant's Chief Financial Officer or the branch manager on the Premises, either of whom may request that any oral notice be confirmed with a written notice) and Landlord shall be accompanied by a representative of Tenant (except that such restrictions shall not apply on such days as the Premises are not open for the conduct of Tenant's business or in the event of an emergency, in which cases Landlord shall make reasonable efforts to give oral notice to Tenant's Chief Financial Officer or the branch manager on the Premises). Furthermore, in the event of an emergency, Landlord's representative shall enter the Premises only with the accompaniment of the appropriate third-party emergency response official from the Los Angeles Fire Department, Los Angeles Police Department, or other appropriate governmental agency. All such entries shall be in conformance with all applicable federal and state laws and regulations.

         31. Section 9.01 is amended to add the following at the end of such section:

                  Landlord's approval shall not be required for any Alteration that costs Tenant $20,000.00 or less (but Tenant shall provide reasonable prior written notice of Tenant's intent to make or permit to be made any such Alteration) unless such Alteration causes or requires modification of any of Landlord's service systems or affects the structural integrity of the Premises. Further, if Landlord's approval is required by any provision of this section, such approval shall be provided within thirty
                  (30) days after Tenant's request therefor, and such approval shall not be unreasonably conditioned, withheld or delayed.

         32. Section 9.02 is amended to add the following at the end of such section:

                  If any Alteration requires Landlord to enter the Premises, such entry shall be subject to the requirements of the last sentence of Section 8.03.

         33.      A new Section 9.05 is added to the Lease, as follows:

                          9.05     Tenant shall be responsible for the
                  installation of its vault and an automated teller machine (" ATM") within the [Building lobby or the Premises] in accordance with the provisions of this Article IX and such improvements shall be subject to the provisions of this
                  Section 9; provided, however, that Tenant shall remove the ATM within thirty (30) days following the expiration of the Lease, subject to extension if necessary to satisfy all applicable laws. Reasonable security for the use and operation of the vault and the ATM shall be provided by Landlord throughout the term of the Lease. Landlord shall have no duties to increase spending on the security service as a result of the presence of the ATM and the vault in the Premises, but the security provided by Landlord for the Premises, as generally provided for herein, shall include the ATM and the vault area (but Tenant acknowledges that because the vault is within the Premises, the Building's security guard cannot enter the Premises). Landlord and Tenant shall use their best efforts to approve a commercially reasonable location for Tenant's ATM, which approval shall not be unreasonably conditioned, withheld or delayed.

         34. Section 10.01(A) is amended and restated in its entirety as follows:

                           (A) Tenant agrees to protect, indemnify, hold harmless and defend Landlord and any Successor Landlord (as defined below) from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, with respect to any claim of damage or injury to persons or property at the Premises, caused by the gross negligence or willful misconduct of Tenant or its authorized agents or employees.

         35. Section 10.01(B) is amended and restated in its entirety as follows:

                           (A) Landlord agrees to protect, indemnify, hold harmless and defend Tenant from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys' fees, with respect to any claim of damage or injury to persons or property at the Premises, caused by the gross negligence or willful misconduct of Landlord or its authorized agents or employees.

         36. Section 10.06 is amended to add the following at the end of such section:

                  The waivers contained in this Section 10.06 shall not apply to any injury or loss caused by Tenant's or Landlord's gross negligence or willful misconduct.

         37. The first line of Section 11.02 is amended to insert the following after "If: "25% or more of.

         38. The first line of Section 11.02 is amended 10 insert the following after "and": "Tenant elect not to repair".

         39. The second line of Section 11.02 is amended to insert the following before "opinion": "reasonable".

         40.      Section 11.04 is deleted in its entirety.

         41. The fourth line of Section 12.01 is amended to insert the following after "premises": "on the ground floor of the Building".

         42. The first line of Section 12.02 is amended to insert the following after "award": ", unless otherwise specified that the amount awarded is to be shared between Tenant and Landlord for Tenant's relocation and improvement costs".

         43. The eighteenth line of Section 14.01 is amended to delete "twenty (20) days" and insert in its place and stead "ten (10) business days".

         44. Section 14.01 is amended to add the following at the end of such section:

                  Notwithstanding any of the provisions of this section or this Lease to the contrary, any change of ownership of Tenant due to merger of Tenant into, or acquisition of Tenant by, another financial institution shall not be deemed an assignment or sublease for purposes of this Lease. Further, if Landlord's approval is required by any provision of this section, such approval shall not be unreasonably conditioned, withheld or delayed.

         45. The third and fourth lines of Section 14.02 are amended to delete "in connection with Tenant's request for Landlord's consent" and insert in its place and stead "a notice containing".

         46.      The first line of Section 14.03 is amended to delete "twenty
(20) business days" and to insert in its place and stead "fifteen (15) business days".

         47.      The eighth line of Section 14.03 is amended to delete "twenty
(20) day period" and to insert in its place and stead "fifteen (15) business day period".

         48. Section 14,03 is amended to add the following at the end of such section:

                  Landlord acknowledges that notwithstanding any of the provisions of this section, (i) Landlord shall have no recapture rights in the event of any change of ownership of Tenant due to merger of Tenant into, or acquisition of Tenant by, another financial institution (and that any such event shall not be deemed an assignment or sublease, as provided in
                  Section 14.01) and (ii) the recapture process, including, without limitation, timing requirements, shall be subject to all applicable federal and state regulatory requirements.

         50. The second line of Section 15.01(A) is hereby amended insert the following before the period at the end of such section: "or within five days following when such payment is due".

         51. Section 15.01 (D) is amended and restated in its entirety as follows:

                           (D) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 15.01(A), 15.01(B) or 15.01 (C) above, shall constitute a default by Tenant under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure) after Tenant receives written notice from Landlord specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Tenant shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Landlord may pursue any remedies available to it under the law and this Lease, except that, in no event, shall Tenant be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages.

         52. Section 15.01(E) is hereby amended to delete each occurrence of the phrase "or its Guarantor".

         53. The third, sixth, seventh and eighth lines of Section 15.01(E) are hereby amended to delete "thirty (30)" and to insert in its place and stead "ninety (90)".

         54. The second line of Section 15.01 (F) is hereby amended to delete " or any Guarantor".

         55. The introductory paragraph to Section 15.02 is amended and restated in its entirety as follows:

                           15.02 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT. In the event of any default by Tenant as provided in
                  Section 15.01 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord's election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant, as provided in California Civil Code Section 1951.2:

         56. Section 15.04 is amended and restated in its entirety as follows:

                           15.04 LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT. In the event of a default of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 15.02 above, (a) Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease and (b) notwithstanding the timing requirements of
                  Section 14.02 above (i) Tenant may assign or sublet its interest in the Premises by giving ten (10) days notice of the proposed assignment or sublease and submitting the information and documents required by Section 14.02 above and (ii) Landlord shall, within twenty (20) business days after Landlord's receipt of all of the information and documents required by
                  Section 14.02 above, approve or disapprove the proposed assignment or sublease (with approval by Landlord not being unreasonably withheld) or exercise its recapture rights under
                  Section 14.03 above. Without limiting the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's default and abandonment and recover Rent as it becomes due, if Tenant has the right to Transfer, subject to reasonable limitations). In the event Landlord re-lets the Premises, to the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for the new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

         57. Section 15.05 is amended and restated in its entirety as follows:

                           15.05 RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs (including, without limitation, reasonable attorneys fees), together with interest thereon at the lesser of the maximum rate permitted by law if any or eight percent (8%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent. If Tenant successfully disputes any sums paid by Landlord pursuant to this Section, Tenant shall be entitled to recover any and all such sums paid by Tenant to Landlord pursuant to this Section, including any and all interest, and shall be entitled to payment of its costs and attorneys fees and other amounts recoverable under this Lease by Tenant as the prevailing party in such dispute.

         58. The first line of Section 15.02(D) is amended to insert the following after "other": "reasonable".

         59.      Section 15.06 is deleted in its entirety.

         60. Section 17.01 and Section 17.02 are amended and restated in their entirety as follows:

                           17.01 SUBORDINATION. This Lease, and the rights of Tenant hereunder, are and shall be subject and subordinate to the interest of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that as a condition precedent to Tenant's subordination of this Lease, Landlord shall obtain nondisturbance and attornment agreements in commercially reasonable form from the landlord under any such ground lease or master lease and from the holders of any such mortgages and deeds of trust, as applicable. Further, any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust (any such lessor, mortgagee or beneficiary is hereinafter referred to as a "Mortgagee") shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust (or subject and subordinate to such ground lease, master lease, mortgage or deed of trust but superior to any junior mortgage or junior deed of trust). Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such Mortgagee to effect the purposes of this Section 17.01. Such instruments may contain, among other things, provisions to the effect that such Mortgagee (hereafter, for the purposes of this Section 17.01, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease;; and (ii) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default.. Any obligations of any Successor Landlord under its respective lease shall be non-recourse as 1o any assets of such Successor Landlord other than its interest in the Premises and improvements.

                           17.2 ATTORNMENT. If the interests of Landlord under the Lease shall be transferred to any superior Mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and if such superior Mortgagee or other purchaser or person taking title to the Building shall not disturb Tenant, Tenant shall be bound to such Successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease, and Tenant shall attorn to and recognize as Tenant's landlord under this Lease such Successor Landlord, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Successor Landlord's succeeding to the interest of Landlord under the Lease. Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 17.02.

                  Concurrently, upon written request from Tenant, and provided Tenant is not in default under this Lease, Landlord agrees to use diligent, commercially reasonable efforts to obtain a commercially reasonable Non-Disturbance Agreement from the Successor Landlord. Such Non-Disturbance Agreement may be embodied in the Mortgagee's customary form of Subordination and Non-Disturbance Agreement if such form is commercially reasonable. If, after exerting diligent, commercially reasonable efforts, Landlord is unable to obtain a Non-Disturbance Agreement from any such Mortgagee, Landlord shall have no further obligation to Tenant with respect thereto.

         61. The fifth and seventh lines of Section 17.03 are hereby amended to delete " twenty (20)" and to insert in its place and stead "thirty
(30)".

         62. Section 21.01 is amended and restated in its entirety as follows:

                           21.01 Landlord may enter the Premises during normal business hours following the giving of forty-eight (48) hours notice (which shall be in writing, unless notice is given to Tenant's Chief Financial Officer or the branch manager on the Premises, either of whom may request that any oral notice be confirmed with a written notice) and Landlord shall be accompanied by a representative of Tenant (except that such restrictions shall not apply on such days as the Premises are not open for the conduct of Tenant's business or in the event of an emergency) to: inspect the same; exhibit the same to prospective purchasers, Mortgagees or tenants; determine whether Tenant is complying with all of its obligations under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss on or about the Premises (excluding Tenant's vaults, safes and similar areas designated by Tenant in writing in advance) resulting from such entry (except if such damages are the result of Landlord's gross negligence or willful misconduct). In the event of an emergency, Landlord shall make reasonable efforts to give oral notice to Tenant's Chief Financial Officer or the branch manager on the Premises and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Furthermore, in the event of an emergency, Landlord's representative shall enter the Premises only with the accompaniment of the appropriate third-party emergency response official from the Los Angeles Fire Department, Los Angeles Police Department, or other appropriate governmental agency. All such entries shall be in conformance with all applicable federal and state laws and regulations. An emergency entry by Landlord shall not act as a termination of Tenant's duties under this Lease. IF LANDLORD SHALL BE REQUIRED TO OBTAIN ENTRY BY MEANS OTHER THAN A KEY PROVIDED BY TENANT, THE COST OF SUCH ENTRY SHALL BY PAYABLE BY TENANT.

         63. Section 22.01 and Section 22.02 are amended and restated in their entirety as follows:

                           22.1     LANDLORD'S LEASE UNDERTAKINGS.
                  Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents'"), it is expressly understood and agreed by and between the parties hereto that:
                  (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertakings") shall extend only to an amount equal to the value of Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its officers, directors or shareholders; and (b) except for an amount equal to to the value of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

                           22.2 TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Building, Landlord shall be automatically freed and relieved from all applicable liability (unless the occurrence upon which the claim of liability is based occurred prior to the transfer) with respect to performance of any covenant or obligation on the part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this
                  Section 22, all the terms, covenants and conditions of this Lease to be performed on the part of Landlord, including all liability for performance of any covenant or obligation from which Landlord is released pursuant to this Section.

         64. The fourth line of Section 23.01 is hereby amended to delete " Two hundred percent (200%) and to insert in its place and stead One hundred fifty percent (150%)".

         65. The fourth line of Section 26.01 is hereby amended to delete "may be conditioned as required by Landlord" and to insert the following in its place and stead: "shall not be unreasonably conditioned, delayed or withheld".

         66. Section 26.01 is amended to add the following at the end of such section:

                  In the event that Tenant requires access to or space on the top of the roof of the Building in connection with the activities contemplated in this section in connection with Lines, or elsewhere outside the Premises, then subject to availability and the rights of any tenants under leases executed before this Lease, Tenant shall provide plans or specifications, as applicable, for such activities and request Landlord's approval for such access, which approval shall not be unreasonably conditioned, delayed or withheld. Such access shall not be denied if it will not be disruptive to the Building's communications systems or cause undue risk to Landlord or other Tenants of the Building. Tenant shall pay to Landlord such fees as are reasonable (which reasonableness shall be determined by comparison to the fees charged by comparable buildings in the area) for such access and use of the Building's rooftop and the Premises' rooftop. Tenant's right to access and use of the Building's rooftop and Premises' rooftop is subject to the rights of other tenants in the Building whose leases existed prior to the date of this Lease.

         67. Section 26.04 is amended to add the following before the period at the end of such section:

                  except to the extent that such Line Problems are caused by Landlord's gross negligence or willful misconduct

         68. Section 26.05 is amended to add the following before the period at the end of such section:

                  "Reasonable notice" of an interruption or turning off of the Electronic Services facilities shall be forty-eight (48) hours prior notice, except in the case of emergencies, in which event Landlord shall give to Tenant as much notice as is reasonably possible. In addition, Landlord shall use its best efforts to schedule any such interruptions for times other than Tenant's business hours.

         69. Section 26.07 is amended to add the following at the end of such section:

                  Notwithstanding any of the provisions of this section. Landlord agrees that Tenant will provide to Landlord a list of Electronic Service Providers customarily used by Tenant and that Landlord will not unreasonably condition, delay or withhold its approval thereof and that further, in the event that Landlord does withhold its approval, Landlord and Tenant will meet to discuss and resolve in good faith Landlord's objections.

         70.      Section 26.09 is amended and restated as follows:

                           26.09    INSTALLATION AND USE OF WIRELESS
                  TECHNOLOGIES. Tenant may utilize any wireless Electronic Services equipment (including the usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Tenant's premises, within the Building or attached to the outside walls or roof of the Building, without Landlord's prior written consent unless such equipment adversely affects the Building or the conduct of business by other tenants of the Building.

         71.      [INTENTIONALLY OMITTED.]

         72. Section 28.04 is amended and restated in its entirety as follows:

                           28.04 FORCE MAJEURE. Landlord and Tenant shall incur no liability to each other with respect to, and shall not be responsible for any failure to perform, any of their obligations hereunder if such failure is caused by any reason beyond the control of the party having the obligation, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for the party having such obligation to perform any such shall be extended by the amount of time such party is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

         73. Section 28.06 is amended and restated in its entirety as follows:

                           28,06    Light AND AIR. No diminution or shutting off
                  of any light, air or view by any structure erected or modified by a third party, whether now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder. Landlord shall not, however, by its acts or the acts of its employees, agents, contractors or representatives, cause any diminution or shutting off of any light, air or view of Tenant or the view of any persons outside the Building of the Building or any of Tenant's signs on the Building.

         74. Section 28.07 is amended to add the following at the end of such section:

                  LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

         75. Section 28.19 is amended to add the following at the end of such section:

                  Notwithstanding any of the provisions of this section, Tenant may, in its sole discretion, (a) install, affix and maintain signs pertaining to advertising or marketing campaigns of Tenant within the Premises without the consent of Landlord;
                  (b) install signs on, and have exclusive signage rights to all sides of the exterior of the Premises, and (c) install, operate and maintain security systems within the Premises without the consent of Landlord; provided, however, that if any signs or security systems affect or require modification of any of the Building's systems, Landlord's prior consent shall be required, which consent shall not be unreasonably conditioned, withheld or delayed.

         76. The first line of the fourth paragraph of Section 1 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Landlord Performs Work] [Minor Work Only] is hereby amended (a) to delete "Work" and insert "the portion of the Work necessary to deliver the Premises to Tenant in Base Shell Condition" and (b) to delete "Commencement Date" and insert in its place and stead "February 28, 2003".

         77. The first line of the subsection (a) of Section 2 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete

"February 14, 2003" and insert in its place and stead "February 28, 2003".

         78. Subsection (a)(iii) of Section 2 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended and restated in its entirety as follows:

                           (iii) Tenant shall provide Landlord financial statements as proof of its ability to pay the cost of the Work as and when payments become due.

         79. Subsection (a)(iv) of Section 2 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to add the following at the end of such subsection:

                  Tenant shall submit to Landlord a list of proposed vendors for Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed.

         80. The fifteenth and sixteenth lines of subsection (b) of Section 2 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete therefrom "or the Work is prohibited by any mortgage or trust deed encumbering the Building".

         81. The eighteenth line of subsection (b) of Section 2 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete "three (3)" and insert in its place and stead "seven (7)".

         82. Subsection (c)(iii) of Section 2 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby deleted in its entirety.

         83. The first line of Section 5 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete "All changes" and to insert in its place and stead "All material changes".

         84. The second, third and fourth lines of Section 6(e) of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] are hereby amended to delete "in a good and workmanlike manner" and the remainder of such section and to insert in its place and stead "in a good and workmanlike manner, using first class commercial materials".

         85. The third line of Section 6(g) of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete "from the building" and to insert in its place and stead "from the building provided that Landlord has provided to Tenant written notice and the opportunity to cure within five (5) business days".

         86. The third line of Section 6(h) of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete "standard rates then in effect" and to insert in its place and stead "actual cost plus an administrative fee of 7% of mat cost".

         87. The fourth and fifth lines of Section 6(h) of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete in its entirety the sentence beginning with "Tenant shall pay".

         88. Section 6(i) of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to add the following before the period at the end of such section:

                  ", provided that Landlord's review dues not materially interfere or cause any delay of Tenant's work on the Premises."

         89. The second line of Section 6(J) of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete "twenty-one (21) days" and to insert in its place and stead "four (4) months".

         90. The first line of Section 6(k) of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete "have no authority to" and to insert in its place and stead "shall not materially".

         91. The first line of Section 6(L) of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to insert "at it sole cost and expense" after "ran".

         92. The ninth line of Section 7(b) is hereby amended to insert the following after "others" and before the period:

                  ; provided, however, that Tenant shall have no obligation to indemnify, protect, defend or hold harmless Landlord, the parties listed, or required by, the Lease to be named as additionally-insured, Landlord's contractors, Landlord's architects, or their respective beneficiaries, partners, directors, officers, employees and agents, from and against any claims, liabilities, losses, damages and expenses of whatever nature arising out any of such parties' gross negligence or willful misconduct.

         93. Section 9 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby deleted in its entirety.

         94. The third line of subsection (f) of Section 10 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is hereby amended to delete "and enforceable solely against" and insert the following in its place and stead "an amount equal to the value of".

         95. The second sentence of Section 11 of the portion of the Work Letter Agreement attached to the Lease as Exhibit B [Tenant Performs Work] is deleted in its entirety.

         96.      [INTENTIONALLY OMITTED.]

         97. Section 2 of the Rules and Regulations attached to the Lease as Exhibit C is amended to add the following at the end of such section:

                  Notwithstanding the other provisions of this section, Tenant may attach promotional and marketing materials within the Premises and in the windows of the Premises provided that such materials do not damage the Premises or materially disrupt Landlord's operation and maintenance of the Building or the conduct of the business of other tenants of the Building.

         98. The first line of Section 6 of the Rules and Regulations attached to the Lease as Exhibit C is amended to add the following after "Premises": "except as reasonably necessary to accommodate the special needs of customers of Tenant who or disabled or handicapped, which exceptions shall include permitting seeing eye dogs and wheelchairs to enter the Premises."

         99. Section 10 of the Rules and Regulations attached to the Lease as Exhibit C is amended to add the following before the period at the end of such section: "provided, however, that Tenant may maintain armed security in or about the Premises if such armed security is properly licensed and if Tenant pays to Landlord an amount equal to any increase in Landlord's insurance premiums resulting from Tenant's maintaining such armed security."

         100. Section 14 of the Rules and Regulations attached to the Lease as Exhibit C is amended to add the following at the end of such section:

                  Notwithstanding the foregoing, Tenant shall provide to Landlord a list of approved providers of such services and Tenant shall request Landlord's approval to utilize the services of such providers, which approval shall not be unreasonably conditioned, delayed or withheld In the event that Landlord does withhold its approval, Landlord and Tenant will meet to discuss and resolve in good faith Landlord's objections.

         101. The second line of Section 16 of the Rules and Regulations attached to the Lease as Exhibit C is amended to delete "Saturdays".

         102. The second line of Section 18 of the Rules and Regulations attached to the Lease as Exhibit C is amended to delete "and left locked when not in use".

         103. Section 19 of the Rules and Regulations attached to the Lease as Exhibit C is amended and restated in its entirety as follows:

                           19. Any special requirements of Tenant in connection with the Premises that are not expressly provided for in this Lease or that are not implied as a matter of law will be attended to only upon application to the Office of the Building.

         104. Section 21 of the Rules and Regulations attached to the Lease as Exhibit C is amended and restated in its entirety as follows:

                           21. All office equipment of any electrical or mechanical nature which causes noise or adversely affects other tenants of the Building shall be placed by Tenant in the Premises in settings approved by Landlord (which shall not be unreasonably conditioned, delayed or withheld) to absorb or prevent any vibration, noises or annoyance.

         105. Section 26 of the Rules and Regulations attached to the Lease as Exhibit C is amended to end the first sentence thereof by inserting a period after "cooling system" in the second line of such section.

         106. A new paragraph is added to the second page of the Asbestos Notification attached to the Lease as Exhibit F as follows:

                  If Tenant desires to abate the presence of asbestos within the Premises, it may do so at its sole expense but it shall do so in compliance with all applicable laws and without material disruption of the business of the Building or any of the tenants of the Building. In addition, Tenant shall use contractors approved by Landlord, which approval shall not be unreasonably conditioned, delayed or withheld.

         107. The fifth and sixth lines of the first paragraph of the Parking Agreement attached to the Lease as Exhibit G is amended to delete "on a month to month basis" and insert the following in its place and stead:
"throughout the term of this Lease and any renewal period thereof. Tenant may purchase up to 50 passes per month at Tenant's sole option".

         108. The eighth line of the first paragraph of the Parking Agreement attached to the Lease as Exhibit G is amended to add the following after "spaces": "as shown on the Parking Plan for the Building, a copy of which has been provided by Landlord to Tenant and attached hereto as Schedule 1 to Exhibit G."

         109. The ninth line of the first paragraph of the Parking Agreement attached to the Lease as Exhibit G is amended to add the following after "visitors": "which shall be prominently marked as being Reserved for Nara Bank Customers Only".

         110. The fourteenth line of the first paragraph of the Parking Agreement attached to the Lease as Exhibit G eventh paragraph below the caption PARKING RULES AND REGULATIONS is amended to insert the following after "notice":
"and the passage of an additional fifteen (15) day period within which Tenant shall have the right to cure such violation."

         111. The third line of the seventh paragraph below the caption PARKING RULES AND REGULATIONS of the Parking Agreement attached to the Lease as Exhibit G is hereby amended to delete "$25.00" and to insert in it place and stead "$10.00, except that such amount shall not be due and payable the first time that such a violation occurs."

         112. Section 1 of Addendum I is hereby amended to add the following at the end of such section:

                  Tenant shall have the option to use its own window cleaning vendor, subject to Landlord approval, which shall not be unreasonably conditioned, delayed or withheld.

         113. The second line of Addendum I is hereby amended to delete "from March 1, 2003 through June 30, 2003" and to insert the following in its place and stead: "from the date that Landlord delivers possession of the Premises to Tenant in Base Shell Condition through the date that is four mouths later".

         114. Section 4 of Addendum I is hereby amended to add the following at the end of such section: "Notwithstanding any of the provisions of this
Section 4 and Section 3 above, Tenant's obligation to maintain the plumbing and pest control shall be on an annual basis or as otherwise reasonably needed."

         115. Section 5 of Addendum I is hereby amended to add the following at the end of such section:

                  Notwithstanding the foregoing, following the Commencement Date, Tenant shall pay no more than $100 per month for trash removal unless Landlord can provide to Tenant reasonable substantiation of a higher cost attributable to Tenant.

         116. The tenth line of Section 7 of Addendum I is hereby amended to add the following after "illuminated": "or non-illuminated".

         117. Section 9 of Addendum I is hereby amended to add the following before the period at the end of section: ", unless such interruption is the result of Landlord's gross negligence or willful misconduct".

         118      Section 12 of Addendum I is hereby amended to add the
following at the end of such section:

                           The current HVAC system was installed in_____, and has been maintained as reasonably necessary for its usage and to the knowledge of Landlord, is appropriate for the Premise as the Premises will be used by Tenant

         119. Section 13 of Addendum I is hereby amended to delete from the first sentence thereof the first three lines thereof and the portion of the fourth line thereof ending with ""Lease Term" and to insert the following in its place and stead: "Provided that Tenant is not in material breach of the Lease at the time for renewal thereof.

         120. The ninth line of Section 13 of Addendum I is hereby amended to delete "located in the Building" and to insert in its place and stead:
"competitive buildings within an [arm's length distance".]

         121. Addendum I is hereby amended to delete therefrom all references to "Proposed Renewal Rental" and to insert in its place and stead "Proposed Rental Rate".

         122.     Section 16 of Addendum I is hereby deleted in its entirety,

         123. The second paragraph of Section 16 of Addendum I is hereby amended to add the following at the end of such section: "Tenant's Renewal Option shall extend to any entity or person acquiring Tenant or its holding company, as applicable, during the initial term of this Lease or during any extension thereof."

         124. LANDLORD AND TENANT HEREBY AGREE THAT TENANT IS A BANK AND THAT NOTWITHSTANDING ANY OF THE OTHER PROVISIONS OF THE LEASE: (I) TENANT CANNOT CEASE TO OPERATE ITS BUSINESS ON THE PREMISES FOR MORE THAN 3 CONSECUTIVE DAYS AND LANDLORD SHALL TAKE ALL STEPS NECESSARY TO ASSURE THAT TENANT IS ABLE TO BE OPEN FOR BUSINESS IN COMPLIANCE WITH SUCH REQUIREMENT; (II) THE TERM HEREOF SHALL NOT COMMENCE UNTIL TENANT HAS RECEIVED ALL NECESSARY APPROVALS FROM APPLICABLE FEDERAL OR STATE BANKING AUTHORITIES TO OPERATE A BANK BRANCH WITHIN THE PREMISES AND TENANT SHALL HAVE THREE MONTHS' FREE RENT FROM LANDLORD'S TENDER OF POSSESSION OF THE PREMISES IN BASE SHELL CONDITION; AND (III) ANY ATTEMPTED TERMINATION OF THE LEASE BY LANDLORD SHALL NOT BE EFFECTIVE UNTIL SUCH TIME AS ALL FEDERAL AND STATE REGULATORY REQUIREMENTS FOR THE CLOSURE OF THE BRANCH TO BE OPERATED WITHIN THE PREMISES HAVE BEEN SATISFIED.

                               [signatures follow]

Landlord:

3600 Wilshire, LLC

By: /s/ [ILLEGIBLE]
    ------------------------
Its: [ILLEGIBLE]

Tenant:

Nara Bank, National Association

By: /s/ [ILLEGIBLE]
    ---------------------------
Its: [ILLEGIBLE]

      2/6/03

/s/ [ILLEGIBLE]

Director of Legal Affairs

       2/6/03

                                    EXHIBIT A


SECTION I. BASE BUILDING CONSTRUCTION

A.  Concrete and         Fire resistant or                          existing
    Steel                non-combustible construction
    Construction         (i.e., concrete slab with fire
                         rated structural steel beam &
                         column supports, etc.).

B.  Slab to underside    Minimum 2'-6" to 3'0" clearance               ,,
    of deck height       to the underside of beams.

C.  Floor Load           50 lbs. per sq. ft. Live Load,                ,,
                         20 lbs. per sq. ft. Dead Load

D.  Materials and        Build using appropriate                       ,,
    warrantee            materials of high quality and
                         durability to provide a
                         low-maintenance barrier to the
                         elements. Landlord shall
                         warrantee performance for the
                         term of the lease against
                         leakage and other failure.

E.  Codes and            Designed in accordance with                   ,,
    compliance           governing Codes, (i.e.,
                         municipal, state and/or
                         federal, B.O.C.A., U.B.C ,
                         etc.), with respect to Live
                         Loading, including loads due
                         to hurricanes, earthquake, and
                         the accumulation of snow, ice
                         and water.

F.  Dunnage              Include the installation of                   ,,
                         dunnage of other supports
                         required for roof-mounted Base
                         Building HVAC, Tenant
                         Supplemental AC, and other
                         equipment as required.

G.  Satellite dish       Allow access and support for               in lease
                         roof-mounted Tenant satellite
                         dish and provide penetrations
                         for connections to such devises
                         from the Tenant Premises.

H.  Base building shell  Base building shell must be                existing
                         fully insulated and
                         weatherproofed in accordance
                         with applicable Codes to avoid
                         excessive transfer of heat,
                         cold and moisture.

I.  Roof                 Roof must be designed to                      ,,
                         provide for proper drainage
                         and to prevent accumulation
                         of runoff around the
                         building.

J.  Concrete Slab        Insulation as required for                    ,,
    or Metal Deck        prevention of heat loss and
                         heat gain.

K.  Slab Condition       Smooth and level, pitch not                  ,,
                         to exceed 1/2 inch for every 10
                         ft. in every direction.

L.  Slab                 Seal to avoid moisture                        ,,
                         permeation from hydrostatic
                         pressure if on grade.
                         Insulation as required if open
                         garage above or below.

M.  Exterior             Fire resistant on                             ,,
    Wall Finishes        non-combustible fire rated
                         construction (i.e., glass,
                         metal, stone or masonry
                         facade).

N.  Windows              Non-operable double glazed                   ,,
                         E-reflective energy efficient
                         units.

O.  Tint                 Contingent upon orientation                  ,,
                         and/or applicability of
                         National Energy Conservation
                         Code.

P.  Window Module        5'-0" wide on center.                         ,,
    Size

Q.  Sill Height          30" -32" AFF.                                 ,,

R.  Window Height        To finished ceiling (8'-6"                    ,,
                         minimum).

S.  Window Treatment     Mini-blinds or building standard
                         blinds.

T.  Interior surfaces    All interior surfaces
                         (exterior walls, interior
                         walls and columns) shall be
                         insulated drywall, taped,
                         spackled and primed, ready to
                         receive Tenant's finishes.

U.  Doors                Main entry doors and rear egress           existing
                         doors in place with lock sets
                         (dead bolt) and/or panic
                         hardware as required to meet
                         applicable Building and Fire
                         Codes.

SECTION II. BASE BUILDING HVAC

A.  Variable Air         1 .75 CFM per sq. ft. with air             Landlord
    Volume Base          temperature of 35-57 degrees
                         Fahrenheit at main distribution
                         points of delivery (shaft). Air
                         distribution by V.A.V. system
                         with a minimum of 20 CFM of
                         outside air per person based
                         upon a design of one person per
                         100 useable square feet. Main
                         trunk live, in place for
                         Tenant's distribution.

B.  Type of exterior     The system shall produce                      ,,
    perimeter HVAC       interior temperatures in the
    system               Premises at-all times and in
                         all weather conditions of 72
                         degrees Fahrenheit with a
                         corresponding relative humidity
                         of fifty (50%) percent plus or
                         minus five (5%) percent.

C.  Return Air Plenum    Included as part of the base                  ,,
                         building HVAC system, (preferred
                         system). Landlord shall provide
                         a Base Building HVAC system
                         designed where the return air is
                         ducted, only if it is a
                         non-return air plenum, from
                         occupied space to the air
                         handling unit.

D.  24 Hour-             Landlord shall provide a minimum             Tenant
    Supplemental AC      of 5 tons for Tenant's                    responsible
                         Telecommunications Equipment
                         Room 24 hours per day, seven
                         days per week, 365 days per
                         year. If roof or attic mounted,
                         Landlord to design for adequate
                         structural support, including
                         dunnage, pads and penetrations
                         in place as per Tenant Plans and
                         Specifications. If mounted on
                         grade, Landlord to provide
                         supports including pad design.
                         Landlord to furnish and install
                         underground conduits for power,
                         refrigerant and all other
                         related services from pads into
                         Tenant's demised Premises for
                         Tenant connection as required.
                         Equipment area shall be
                         surrounded with enclosure that
                         compliments architecture, site,
                         landscape and design.

E.  Connection for       In multi-tenant building,                      ,,
    Supplemental AC      Landlord to provide condenser
                         water or chilled water tap
                         connection on floor of demised
                         Premises for Tenant tie-in.

F.  Condenser            Provided 24 hours per day,                    ,,
    Water/Chilled        seven days per week, 365 days
    Water                per year.

SECTION III. BASE BUILDING ELECTRICAL

A.  Wattage              Six (6) watts per RSF (less base           existing
                         building and HVAC) available at
                         panel on floor for distribution
                         by Tenant in multi-tenant
                         buildings. Eight (8) watts per
                         RSF in sole occupancy buildings.

B.  Design Capacity      Electrical service design                  Tenant
                         capacity to be exclusive of                responsible
                         building HVAC Landlord to
                         provide all disconnect switches,
                         transformers, meters and
                         distribution panels as required.
                         Panels shall provide for one (1)
                         branch circuit for every three
                         (3) workstations.

C.  EMF                  Maximum ten (1 0)                              N/A
                         milligauss, with five (5)
                         milligauss average at any
                         given point, within demised
                         Premises.

D.  Telephone Service    Available at designated                    Tenant
                         location of floor for Tenant               responsible
                         distribution.

E.  Satellite Dish       Landlord to provide roof space,             in lease
                         tower or facility to
                         accommodate (six (6) feel
                         maximum diameter of dish).

F.  Satellite Dish--     If satellite dish is roof                      ,,
    roof mounted         mounted, Landlord shall provide
                         location and pad with necessary
                         structural support inclusive of
                         pitch pockets, penetrations,
                         etc., for complete installation
                         of said satellite dish. Conduit
                         connections from roof to
                         Tenant's demised Premises shall
                         also be provided.

G.  Satellite Dish--     If satellite dish is mounted on                ,,
    tower or grade       tower or grade, Landlord shall
    mounted              provide the necessary pads,
                         conduits, etc. for connection of
                         dish to Tenant's
                         Telecommunications Equipment
                         room within the demised Premise.

SECTION IV. BASE BUILDING LINE SAFETY

A.  Sprinkler Loop &     100% wet pipe system. Main                 existing
    Branches             loop in place for Tenant
                         distribution. (S & Y Value)

B.  Standpipe            As required by Codes & NFPA                   ,,
                         requirements.

C.  Fire Extinguishers   Semi-recessed type fire                       ,,
                         extinguisher cabinets with ABC
                         extinguisher on site for Tenant
                         Contractor to install. The
                         number of extinguishers &
                         cabinets to be determined by
                         local Fire Department, Building
                         Department and NFPA
                         requirements.

D.  ADA Strobe &         Panel ports available for                     ,,
    Speaker              tie-in of Tenant's fire
                         protection and life safety
                         systems into Base Building
                         system.

SECTION V. BASE BUILDING CEILING

A.  Ceiling Type         2x2 lay-ins (standard tile and                ,,
                         grid).

B.  Finish               8'-6" minimum.                                ,,
    Ceiling Height

SECTION VI. BASE BUILDING PLUMBING

A.  Rest room            Ceramic tile floors and walls                 ,,
    Condition            with floor drain in each
                         facility.

B.  Accessories          Toilet paper, paper towel,                    ,,
                         sanitary napkin, soap
                         dispensers, trash
                         receptacle, mirrors, etc.
                         Commercial grade quality,
                         Bobrick or equal.

C.  ADA Facilities       Compliance with ADA laws.                  in lease

D.  Number of Fixtures   Sufficient to meet Tenant's                existing
                         staff requirements for male to
                         female ratio & governing
                         Building Codes.

E.  Tap & Drain          Plumbing Rough-in, in place                   ,,
                         for Tenant's pantry sink.

F.  Hot Water            Rest room and pantry to be                    ,,
                         separate from main boiler.

G.  Drinking Fountains   ADA compliant.                                ,,

H.  Exhaust              Exhaust fans and ducted                       ,,
                         exhaust for both rest room
                         facilities as per governing
                         Building Codes.

I.  Utility Room         Door shall be 'B' labeled,                    ,,
                         fire rated wood door to match
                         Tenant's wood finishes.

J.  Janitor's Closet     Janitor's closet shall be a                  N/A
                         separate room and shall have a
                         slop sink.

SECTION VII. MISCELLANEOUS

A.  Building Access      ADA compliant entries                         ,,
                         including ramps, elevators,
                         parking, etc.

B.  Freight Elevators    Provide contact and Building                  ,,
                         Rules & Regulations.

C.  Building Standards   All entry points to the                      N/A
    Vestibules           building that lead directly
                         from the exterior shall be
                         protected by weather tight,
                         air-conditioned , permanent
                         enclosures The mode of
                         conditioning the air shall be
                         compatible with local climatic
                         conditions and shall meet all
                         governing federal, state and/or
                         municipal Energy Conservation
                         Codes. Finishes within vestibule
                         shall be of durable, non-slip,
                         weather-resistant materials
                         coordinated with Tenant's
                         interior finishes.

D.  Exterior Signage     Tenant's signage (illuminated)             in lease
                         and logo on face of building
                         and/or free-standing,
                         illuminated, monument sign.
                         Signage permits as required by
                         local City Codes to be procured
                         by Landlord.

E.  Interior Signage     Tenant's signage and logo at                   ,,
                         Tenant's entrance.

F.  Wood Finishes        If Tenant is sole occupant                    N/A
                         of building, all wood
                         finishes on interior shall
                         match wood finishes.

G   Parking spaces       Designate a minimum of one (1              in lease
                         ) parking space per 250 sq.
                         ft. of building area, or
                         compliance with governing
                         Building and Zoning
                         Regulations, whichever is
                         more.

H.  Lighting and         Site and Landscaping Plans                   N/A
    landscaping on       to be submitted for Tenant
    site                 review and approval.

I.  As Built A&E         Base Building As Built A&E                  Tenant
    Drawings             Drawings to be submitted to               Possession
                         Tenant on Auto Cad #13 or #14.

J.  Milestone Schedule   Landlord to provide Base                     N/A
                         Building Milestone Schedule
                         including weather-tight shell,
                         permanent power, permanent
                         Base Building HVAC, fully
                         functional elevator service,
                         etc.

SECTION II. RENT/LEASE RECAP (CURRENT AND NEW LOCATION)

A.  FREE RENT                                                       in lease

B.  RENT START                                                         ,,
    DATE

C   PENALTIES DUE TO                                                   ,,
    LANDLORD'S DELAY

D.  HOLDOVER AT OUR                                                    N/A
    CURRENT LOCATION

E.  LL CONTRIBUTION               RSF or USF                        $      0